UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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MERCANTILE BANKSHARES CORPORATION

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MERCANTILE BANKSHARES CORPORATION

NOTICE OF THE 2006

ANNUAL MEETING OF STOCKHOLDERS

The 2006 Annual Meeting of Stockholders of Mercantile Bankshares Corporation, a Maryland corporation, will be held on Tuesday, May 9, 2006, at 10:30 a.m., local time, at 10 Hopkins Plaza (adjacent to the Mercantile Headquarters at Two Hopkins Plaza), Baltimore, Maryland, for the following purposes:

1.	To elect seven Class I directors to serve until the 2009 Annual Meeting of Stockholders and until their successors are duly elected and qualify;

2.	To vote on the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2006 fiscal year;

3.	To vote on the approval of the Mercantile Bankshares Corporation Annual Cash Incentive Plan;

4.	To vote on an amendment to our charter to increase the authorized shares of our common stock from 130,000,000 to 200,000,000; and

5.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Stockholders of record at the close of business on March 17, 2006, the record date for the Annual Meeting, are entitled to notice of, and to vote at, the Annual Meeting.

Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares by signing, dating and mailing the enclosed proxy card in the envelope provided, or authorize a proxy to vote your shares by telephone or through the Internet as instructed on the proxy card.

By Order of the Board of Directors

John L. Unger

Secretary

March 30, 2006

PROXY STATEMENT

INTRODUCTION

This proxy statement is being furnished on or about March 30, 2006, to the stockholders of Mercantile Bankshares Corporation, a Maryland corporation, in connection with the solicitation of proxies by its Board of Directors to be used at the Annual Meeting of Stockholders described in the accompanying notice and at any adjournment or postponement thereof. The purposes of the meeting are set forth in the accompanying notice of Annual Meeting of Stockholders.

Mercantile Bankshares Corporation, with $16.4 billion in assets for the year ended December 31, 2005, is a regional multibank holding company with headquarters in Baltimore, Maryland. It is comprised of 11 banks and a mortgage banking company. Eight banks are headquartered in Maryland, two are in Virginia and one is in Delaware. At December 31, 2005, Bankshares’ largest bank, Mercantile-Safe Deposit and Trust Company, represented approximately 45% of total assets and operated 40 offices in Maryland, 13 in Virginia, two in Washington, D.C. and one in Pennsylvania. MSD&T provides nearly all of Bankshares’ substantial wealth management operations and specialized corporate banking services. Mercantile Bankshares Corporation was incorporated under the laws of Maryland on May 27, 1969. In this proxy statement, Mercantile Bankshares Corporation is referred to as “our,” “we” and “Bankshares,” our stockholders are referred to as “you,” and Mercantile-Safe Deposit and Trust Company is referred to as “MSD&T.”

The mailing address of our principal executive office is Two Hopkins Plaza, Baltimore, Maryland 21201. Our telephone number is 410-237-5900 and our corporate Website is www.mercantile.com.

INFORMATION ABOUT THE ANNUAL MEETING

Date, Time and Place of the Annual Meeting

Our 2006 Annual Meeting of Stockholders, referred to herein as the “Annual Meeting,” will be held on Tuesday, May 9, 2006, at 10:30 a.m., local time, at Ten Hopkins Plaza (adjacent to our Headquarters at Two Hopkins Plaza), Baltimore, Maryland 21201. The doors to the meeting room will open for admission at 10:00 a.m.

Who May Attend the Annual Meeting

Only stockholders who own common stock as of the close of business on March 17, 2006, the record date for the Annual Meeting, will be entitled to attend the Annual Meeting. In the discretion of management, we may permit certain other individuals to attend the Annual Meeting, including members of the media and our banking customers and employees.

Webcast of Annual Meeting

The audio portion of the Annual Meeting will be available by telephone dial-in and by webcast. To listen by telephone, please dial 1-888-889-5345 or, internationally, 973-339-3086 ten minutes prior to the start of the meeting and ask to be connected to the Mercantile Bankshares Annual Meeting. You may also listen to the Annual Meeting through the Internet at Investor Relations, Conferences, http://www.mrbk.com/invest/conferences.html. If you choose to listen by phone or through the Internet, you will not be deemed to be in attendance at the Annual Meeting in person, will not be able to ask questions and will receive only the audio portion of the Annual Meeting. In order to vote at the Annual Meeting, you must either authorize a valid proxy or attend the Annual Meeting and vote in person.

An audio replay of the Annual Meeting will be available beginning at noon on May 9, 2006, until May 23, 2006, by dialing 1-877-519-4471 and the access code/pin number is 7127405. An audio replay will also be available through the Internet beginning at noon on May 9, 2006, until May 23, 2006, at http://www.mrbk.com/invest/conferences.html.

Who May Vote

Each share of common stock is entitled to one vote. The record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting is the close of business on March 17, 2006. As of the record date, there were [                    ] shares of common stock issued and outstanding. You can vote in person at the Annual Meeting or by proxy. To vote by proxy, please date, execute and mail the enclosed proxy card, or authorize a proxy to vote your shares by telephone or through the Internet as instructed on the proxy card.

If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record that you must follow in order to vote your shares. If your shares are not registered in your own name and you plan to vote your shares in person at the Annual Meeting, you should contact your broker or agent to obtain a broker’s proxy card and bring it to the Annual Meeting in order to vote.

Voting by Proxy

If you vote by proxy, the individuals named on the proxy card—your “proxies”—will vote your shares in the manner you indicate. You may specify whether your shares should be voted for all, some or none of the nominees for director and whether your shares should be voted and, if voted, whether your shares should be voted for or against each of the other proposals. If you date, sign and return the proxy card without indicating your instructions, your shares will be voted as follows:

•	For the election of each of the seven Class I nominees to serve as director until the 2009 Annual Meeting of Stockholders and until their successors are duly elected and qualify;

•	For the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2006 fiscal year;

•	For the approval of the Mercantile Bankshares Corporation Annual Cash Incentive Plan;

•	For the approval of an amendment to our charter to increase the authorized shares of our common stock from 130,000,000 to 200,000,000; and

•	In the discretion of either of your proxies on any other matter that properly comes before the Annual Meeting.

You may revoke or change your proxy at any time before it is exercised by delivering to us a signed proxy card with a date later than your previously delivered proxy card, by voting in person at the Annual Meeting or by sending a written revocation to our Secretary. Your most current proxy card is the one that will be counted.

Quorum Requirement

A quorum is necessary to hold a valid meeting. If stockholders entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting are present in person or by proxy, a quorum will exist. Abstentions and broker non-votes are counted as present for establishing a quorum. A broker non-vote occurs when a broker does not vote on a particular matter because the broker does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

Vote Requirements

The nominees for election to the Board of Directors will be elected at the Annual Meeting by a plurality of all the votes cast at the Annual Meeting. Our Board has adopted a policy which requires a director nominee who received more votes withheld from than votes for his or her election to tender his or her resignation. The Nominating and Corporate Governance Committee will then consider such resignation and whether to accept it. The proposal to ratify the appointment of our independent registered public accounting firm and the proposal to approve the Mercantile Bankshares Corporation Annual Cash Incentive Plan, referred to herein as the “2006 Incentive Plan,” each require the affirmative vote of a majority of the votes cast on such proposal. With respect to the election of directors and each of these proposals, abstentions and broker non-votes are not counted as votes cast and, therefore, will have no effect on these items. The proposal to amend our charter requires the affirmative vote of holders of two-thirds of our outstanding shares of common stock. Abstentions and broker non-votes will have the effect of a vote against this proposal.

Board Attendance at Annual Meetings

It is our policy to encourage all members of the Board to attend our annual meetings of stockholders. Fifteen of the twenty directors in office at the time attended last year’s annual meeting.

Other Matters

The Board of Directors does not intend to present any business at the Annual Meeting other than the management proposals discussed in this proxy statement. Under our Bylaws, generally, no business other than the proposals described in the proxy statement may be transacted at the Annual Meeting. Pursuant to Rule 14a-4 of the Securities Exchange Act of 1934, as amended, if our Board determines to permit a stockholder proposal to be considered at the Annual Meeting which was not received between December 9, 2005 and January 8, 2006, as required by our Bylaws, management proxy holders are allowed to use their discretion in voting on the proposal at the Annual Meeting, without any discussion of the matter in this proxy statement.

Information About the Proxy Statement

General.    We have sent to you the proxy materials because the Board of Directors, on behalf of Bankshares, is soliciting your proxy to vote your shares at the Annual Meeting. If you own common stock in more than one account, such as individually and also jointly with your spouse, you may receive more than one set of the proxy materials. To assist us in saving money and to serve you more efficiently, we encourage you to request a consolidated mailing of these materials, or to have all your accounts registered in the same name and address, by contacting the Transfer Agent for our common stock, American Stock Transfer and Trust Company, at www.amstock.com or 1-800-937-5449. The proxy statement summarizes information that we are required to provide to you under the rules of the Securities and Exchange Commission and is designed to assist you in voting your shares. On March 30, 2006, we began mailing our annual report and the proxy materials to all stockholders of record as of the close of business on the record date, March 17, 2006.

Electronic Delivery.    You can help us save significant printing and mailing expenses by consenting to access the proxy statement, proxy card and annual report for future meetings electronically over the Internet. If you hold shares in your name (instead of through a broker or other nominee), you can choose this option by contacting the Transfer Agent for our common stock, American Stock Transfer and Trust Company, at www.amstock.com or 1-800-937-5449. If you hold your shares through a broker or other nominee, you should follow the instructions regarding electronic delivery, if any, provided by your broker or other nominee.

If you choose to receive your proxy materials and annual report electronically, then prior to next year’s annual meeting you will receive e-mail notification when the proxy materials and annual report are available for your on-line review. Your choice for electronic distribution will remain in effect indefinitely, unless you revoke your choice by sending written notice of revocation to the Transfer Agent for our common stock at American Stock Transfer and Trust Company, Customer Service, 59 Maiden Lane, New York, New York 10038.

ELECTION OF DIRECTORS

The Board of Directors currently has twenty members. The Board of Directors has determined that a majority of the Board of Directors is comprised of independent directors, as defined in Nasdaq Rule 4200. Our independent directors are: Cynthia A. Archer, R. Carl Benna, Richard O. Berndt, William R. Brody, M.D., Eddie C. Brown, George L. Bunting, Jr., Anthony W. Deering, Darrell D. Friedman, Freeman A. Hrabowski, III, Jenny G. Morgan, Morton B. Plant, Christian H. Poindexter, Clayton S. Rose, James L. Shea and Donald J. Shepard. Our charter provides that the directors are divided into three classes. One class of directors is elected at each annual meeting to hold office for a term of three years and until their successors have been duly elected and qualify.

Unless otherwise directed, each of the persons named in the enclosed proxy card, or his substitute, will vote for the election of each of the seven nominees listed below as director for a three-year term and until his successor is duly elected and qualifies. If any nominee at the time of election is unavailable to serve, a contingency not presently anticipated, it is intended that each of the persons named in the proxy card, or his substitute, will vote for an alternate nominee who will be designated by the Board of Directors. Alternatively, the Board of Directors may reduce the number of directors to be elected at the Annual Meeting. Proxies may be voted only for the nominees named or such alternates.

The Board of Directors recommends that stockholders vote “FOR” each of the nominees listed below to serve as a Class I director until the 2009 Annual Meeting of Stockholders and until his successor is duly elected and qualifies.

The following sets forth for all nominees for director, the age, principal occupation, position presently held with Bankshares, and the year in which the person first became a director. The ages of the nominees are as of the date of the mailing of the proxy statement. Each nominee is currently a member of the Board of Directors.

Class I Director Nominees to Serve until the 2009 Annual Meeting of Stockholders

R. CARL BENNA (age 58) has been the President of North American Housing Corp., a manufacturer of modular structures sold to builders for resale since 1978. He was elected a director of Bankshares in 2003.

GEORGE L. BUNTING, JR. (age 65) is the President and Chief Executive Officer of Bunting Management Group, a private financial management company. Mr. Bunting has occupied this position since 1991. Mr. Bunting was elected a director of MSD&T in 1992 and a director of Bankshares in 1992. He is a member of the Board’s Audit Committee and Executive Committee. He is also the Chair of the Board’s Compensation Committee.

DARRELL D. FRIEDMAN (age 64) has been a consultant to the American Jewish Joint Distribution Committee since fall 2003. From 1986 until fall 2003, he was the President and Chief Executive Officer of THE ASSOCIATED: Jewish Community Federation of Baltimore. Mr. Friedman was elected a director of Bankshares in 1999.

ROBERT A. KINSLEY (age 65) is the Chairman and Chief Executive Officer of Kinsley Construction, Inc., a general and heavy construction firm. Mr. Kinsley has served in this capacity since 1996. Mr. Kinsley was elected a director of Bankshares in 1996.

ALEXANDER T. MASON (age 54) has served as Vice Chairman of Bankshares since joining Bankshares in November 2003. In January 2005, he was named Chief Operating Officer of Bankshares. He held the following positions at Deutsche Bank: Vice Chairman, Deutsche Bank Americas, from 2002 to 2003; Chief Operating Officer, Global Corporate Finance, from 2001 to 2002; Co-Head, Global Industry Group, from 1999 to 2001; and Managing Director, Deutsche Bank Securities, from 1999 to 2003. He was elected a director of MSD&T in 2005 and a director of Bankshares in 2005.

CHRISTIAN H. POINDEXTER (age 67) was Chairman of the Executive Committee of the Board of Directors of Constellation Energy Group, Inc., a public utility holding company, from July 2002 until he retired in March 2003. From November 2001 until July 2002, he was Chairman of the Board of Constellation, and, from April 1999 until November 2001, he was also Constellation’s Chief Executive Officer. Mr. Poindexter was Chairman of the Board of Baltimore Gas and Electric Company from 1993 until July 2002. From 1993 until July 2000, he was also its Chief Executive Officer. He is a director of DNP Select Income Fund. Mr. Poindexter was elected a director of MSD&T in 1987 and a director of Bankshares in 1987. He is a member of the Board’s Audit Committee, Compensation Committee and Executive Committee.

JAMES L. SHEA (age 53) is the Managing Partner of Venable LLP, a law firm engaged in the general practice of law. Mr. Shea has been Managing Partner of that firm since 1995. Mr. Shea was elected a director of MSD&T in 2001 and a director of Bankshares in 2001. He is a member of the Board’s Executive Committee.

CONTINUING DIRECTORS

The following sets forth for our directors who shall continue in office until the 2007 or the 2008 annual meeting of stockholders, as applicable, the age, principal occupation, position presently held with Bankshares, and the year in which the person first became a director.

Class II Directors Serving until the 2007 Annual Meeting of Stockholders

CYNTHIA A. ARCHER (age 52) is Vice President of Marketing and Development of Sunoco, Inc., a major oil refiner. Ms. Archer has occupied this position since January 2001. From June 1999 until January 2001, she was Senior Vice President, Operations, Williams-Sonoma, Inc. Prior thereto, she was Senior Vice President-Intermodal Service Group, Conrail, Inc. and Consolidated Rail Corporation. Ms. Archer is a director of Sunoco Logistics Partners, LP. She was elected a director of Bankshares in 1997. She also serves as Chair of the Board’s Audit Committee and as a member of the Board’s Nominating and Corporate Governance Committee.

RICHARD O. BERNDT (age 63) is the Managing Partner of Gallagher, Evelius & Jones, LLP, a law firm engaged in the general practice of law. Mr. Berndt has been a partner in that firm since 1972. He is a director of Municipal Mortgage and Equity, L.L.C. Mr. Berndt was elected a director of MSD&T in 1976 and elected a director of Bankshares in 1978. He is Chair of the Board’s Employee Benefit Committee and is a member of the Board’s Executive Committee.

HOWARD B. BOWEN (age 55) is the President and Chief Executive Officer of Ewing Oil Company, Inc., a gasoline distributor. He has held this position since 1988. Mr. Bowen was elected a director of Bankshares in 2003.

WILLIAM R. BRODY, M.D. (age 62) is the President of Johns Hopkins University. Dr. Brody has occupied that position since 1996. Dr. Brody is a director of Medtronic, Inc. He was elected a director of Bankshares in 1996. He is a member of the Board’s Nominating and Corporate Governance Committee.

EDWARD J. KELLY, III (age 52) has been the Chairman of the Board of Directors of Bankshares since March 2003, and President and Chief Executive Officer of Bankshares, and Chairman of the Board and Chief Executive Officer of MSD&T, since March 2001. Mr. Kelly served as Managing Director, Head of Global Financial Institutions and as Co-Head of Investment Banking Client Management of JPMorgan Chase & Co. during January 2001. Prior thereto, he was a Managing Director of J.P.Morgan & Co. Incorporated and was Head, Global Financial Institutions from February 2000 through December 2000, and

Member, Global Investment Banking Management Committee from December 1997 through December 2000. Mr. Kelly is a director of CSX Corporation and Hartford Financial Services Group. He was elected a director of MSD&T in 2001 and elected a director of Bankshares in 2001. Mr. Kelly is the Chair of the Board’s Executive Committee.

MORTON B. PLANT (age 69) has been a consultant to Keywell LLC, a recycler of stainless steel and high temperature alloy scrap metal, since 2002. Prior to that time, Mr. Plant was Chairman and Vice Chairman of that company. He was elected a director of MSD&T in 1997 and elected a director of Bankshares in 1997. He is a member of the Board’s Audit Committee and Employee Benefit Committee.

Class III Directors Serving until the 2008 Annual Meeting of Stockholders

EDDIE C. BROWN (age 65) has been the President of Brown Capital Management, an investment management firm, since 1983. He is a director of Municipal Mortgage and Equity, L.L.C., and of the following Brown Capital Management Mutual Funds: Equity, Balanced, Mid-Cap, Small Company and International. Mr. Brown was elected a director of Bankshares in 2003. He is a member of the Board’s Executive Committee and Nominating and Corporate Governance Committee.

ANTHONY W. DEERING (age 61) is Chairman of the Board of Exeter Capital, a private equity firm, Chairman of the Board of The Charlesmead Foundation, and served as the Chairman and Chief Executive Officer of The Rouse Company, a corporation focusing on regional shopping centers and community development, from 1997 until 2004. He is also a director of the T. Rowe Price Mutual Funds and Vornado Realty Trust. Mr. Deering was elected a director of Bankshares in 2003. He is a member of the Board’s Compensation Committee and Executive Committee.

FREEMAN A. HRABOWSKI, III (age 55) is the President of the University of Maryland, Baltimore County. Dr. Hrabowski has served in this capacity since 1993. He is a director of Constellation Energy Group, Inc., Broadwing Corporation and McCormick & Company, Inc. Dr. Hrabowski was elected a director of MSD&T in 1996 and a director of Bankshares in 1996. He is Chair of the Board’s Nominating and Corporate Governance Committee and a member of the Employee Benefit Committee.

JENNY G. MORGAN (age 46) is an Executive Vice President of Emdeon Corporation (successor to WebMD Corporation) since August 2004. From 1997 until 2004, she was President and Chief Executive Officer of ViPS, Inc., a healthcare information solutions company which became a part of the WebMD Corporation. She was elected a director of Bankshares in March 2004. She is a member of the Board’s Audit Committee.

CLAYTON S. ROSE (age 47) has been an adjunct professor at Columbia University’s Graduate School of Business since 2002. He has also taught at New York University’s Stern School of Business. From 1981 through 2000, Mr. Rose worked at J.P. Morgan & Co., Inc. He held a series of senior management positions at JPMorgan & Co., Inc., including heading each of the firm’s Global Investment Banking and Global Equities divisions and serving as a member of the firm’s executive committee. He also served as Vice Chairman and Chief Operating Officer of the investment bank of J.P. Morgan Chase & Co. following the merger of the two firms in 2001. Mr. Rose serves as a director of Lexicon Genetics, Public/Private Ventures and The Reinvestment Fund. He was elected a director of Bankshares in 2001. He is a member of the Board’s Audit Committee and Compensation Committee.

DONALD J. SHEPARD (age 59) has been Chairman of the Executive Board and Chief Executive Officer of AEGON N.V., a holding company of insurance and insurance-related companies since April 2002. Mr. Shepard has been a member of the Executive Board of AEGON N.V. since 1992. He also serves as a director, and since June 2005, Chairman of the Board, of AEGON U.S. Corporation, a holding company of AEGON’s U.S. operations. From 1989 until April 2002, Mr. Shepard served as President and Chief

Executive Officer of AEGON USA, Inc., a subsidiary of AEGON N.V. In addition, Mr. Shepard served on the Board of Directors of AEGON USA, Inc. from February 1989 through April 2002, and as Chairman of that Board from May 1992 to July 1999 and from May 2000 to April 2002. He is a director of CSX Corporation. Mr. Shepard was elected a director of MSD&T in 1992 and a director of Bankshares in 1992. He is a member of the Board’s Compensation Committee.

JAY M. WILSON (age 59) has been a Vice Chairman of Bankshares, and Chief Executive Officer of the Investment and Wealth Management Division of MSD&T since January 2005. From September 1998 until December 2004, he was General Partner of Spring Capital Partners, L.P., a private equity fund providing expansion and acquisition capital to emerging growth companies. He was elected a director of MSD&T in 2005 and a director of Bankshares in 2005.

MEETINGS AND COMMITTEES OF THE BOARD

The Board of Directors held [            ] meetings during 2005 and has the following standing committees: Audit, Nominating and Corporate Governance, Compensation, Employee Benefit and Executive. The following table shows the current membership of these committees. All of the directors attended at least 75% of all the meetings of the Board and all meetings of the Board committees on which he or she served during the last fiscal year.

Name	Audit		Nominating and Corporate Governance		Compensation		Employee Benefit		Executive
Cynthia A. Archer	X	*	X
Richard O. Berndt							X	*	X
William R. Brody, M.D.			X
Eddie C. Brown			X						X
George L. Bunting, Jr.	X				X	*			X
Anthony W. Deering					X				X
Freeman A. Hrabowski, III			X	*			X
Edward J. Kelly, III									X	*
Jenny G. Morgan	X
Morton B. Plant	X						X
Christian H. Poindexter	X				X				X
Clayton S. Rose	X				X
James L. Shea									X
Donald J. Shepard					X

*	Committee Chair

Audit Committee

The Audit Committee consists of six members (named in the foregoing chart) and assists the Board of Directors in monitoring the integrity of our and our subsidiaries’ financial statements, the independent auditor’s qualifications and independence, the performance of our internal audit function and independent registered public accounting firm, our compliance with legal and regulatory requirements and our systems of internal control over financial reporting. The Audit Committee selects and oversees the engagement and compensation of our independent registered public accounting firm. Each member of the Audit Committee is an independent director, as independence for audit committee members is defined in the listing standards of the Nasdaq National Market and in Section 10A of the Securities Exchange Act of 1934, as amended, and the Board of Directors has determined that Messrs. Rose and Poindexter are audit committee financial experts as defined in the regulations of the Securities and Exchange Commission. The Audit Committee met eight times during the year, which included meetings held separately with management, internal auditors and the independent auditor. The Audit Committee charter was amended and restated in February 2006 and adopted by our Board of Directors. The amended and restated charter is attached as Appendix A to this proxy statement and is available on our website, www.mercantile.com.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee consists of four members (named in the foregoing chart) and assists the Board in identifying qualified individuals to be nominated to become Board members, determining the composition of the Board of Directors and its committees, developing and monitoring a process to assess Board effectiveness and developing and implementing our corporate governance guidelines. Each member of the Nominating and Corporate Governance Committee is an independent director, as defined in the listing standards of the Nasdaq National Market. The Nominating and Corporate Governance Committee met three times during 2005. The Bankshares Corporate Governance Guidelines provide that each director should possess the highest personal and professional ethics and integrity, and be devoted to representing the interests of Bankshares and its stockholders, and that a director must be willing to devote sufficient time to carrying out his or her duties and responsibilities effectively. Bankshares seeks to have a Board of Directors representing a broad range of experiences in business, government, education, community and other non-profit organizations, technology and in various areas relevant to Bankshares’ businesses. The Nominating and Corporate Governance Committee also will consider the diversity (including gender and minority status), age, skills and other factors relevant to a director’s overall qualifications in determining a combination of directors that will best serve the needs of the Board and Bankshares.

The Board of Directors has a policy that stockholders may propose nominees for consideration by the Nominating and Corporate Governance Committee for election at an annual meeting of stockholders by submitting the names and qualifications of such persons to the Nominating and Corporate Governance Committee in accordance with the timeframes required in our Bylaws. (See the discussion of the timeframes for the 2007 annual meeting under the heading “Stockholder Proposals for the 2007 Annual Meeting.”) Submissions must be made to the Nominating and Corporate Governance Committee, c/o Mercantile Bankshares Corporation, Secretary, Two Hopkins Plaza, Baltimore, Maryland 21201. The Nominating and Corporate Governance Committee considers the qualifications for directors set forth in the Corporate Governance Guidelines and set forth in the preceding paragraph in selecting a director nominee and does not impose additional qualifications on stockholder-recommended potential nominees.

The Nominating and Corporate Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director. The Nominating and Corporate Governance Committee regularly assesses the appropriate size of the Board of Directors, and whether any vacancies are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Nominating and Corporate Governance Committee may consider various potential candidates for director. Candidates may come to the attention of the Nominating and Corporate Governance Committee through referrals from current Board members, professional search firms, stockholders or other persons. Candidates are evaluated at regular or special meetings of the Nominating and Corporate Governance Committee, and may be considered at any point during the year. In evaluating such nominations, the Nominating and Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board.

The Nominating and Corporate Governance Committee operates under a written charter which is available on our website, www.mercantile.com.

Compensation Committee

The Compensation Committee consists of five members (named in the foregoing chart) and advises the Board of Directors with respect to Bankshares compensation policies, assists the Board of Directors in discharging its responsibilities in respect of compensation of our executive officers and produces an annual report on executive compensation for inclusion in our proxy statement. Each member of the Compensation Committee is an independent director, as defined in the listing standards of the Nasdaq National Market, and is a non-employee director, as defined in the applicable rules of the Securities and Exchange Commission. The Compensation Committee met four times during 2005. The Compensation Committee operates under a written charter which was amended and restated in March 2006 and approved by our Board of Directors and is available on our website, www.mercantile.com.

Employee Benefit Committee

The Employee Benefit Committee consists of three members (named in the foregoing chart) and met two times during 2005. Some members of the Employee Benefit Committee are not independent directors, as defined in the listing standards of the Nasdaq National Market. It has general responsibility for receiving reports from, and giving advice to, the administrator of our tax-qualified Cash Balance Pension Plan, Thrift

Plan and Health and Welfare Insurance Plan. The Committee is responsible for selecting the Plans’ administrator and reviewing recommendations for changes to the Plans and their methods of funding. The Employee Benefit Committee also has some oversight responsibility with respect to our Supplemental Cash Balance Pension Plan, Supplemental Thrift Plan and Deferred Compensation Plan.

Executive Committee

The Executive Committee consists of seven members (named in the foregoing chart) and exercises the authority of the Board of Directors on such matters as are delegated to it by the Board from time to time and exercises the powers of the Board between meetings of the Board. Some members of the Executive Committee are not independent directors, as defined in the listing standards of the Nasdaq National Market. The Executive Committee did not meet in 2005.

STOCK OWNERSHIP BY DIRECTORS,

DIRECTOR NOMINEES AND NAMED EXECUTIVE OFFICERS

This table indicates the amount of Bankshares common stock beneficially owned by our directors, nominees for director and executive officers named in the Summary Compensation Table as of March 7, 2006. In general, “beneficial ownership” includes those shares a director, director nominee or named executive officer has the power to vote or transfer, and stock options that are exercisable currently or that become exercisable within 60 days of such date. Except as otherwise noted, the persons named in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them. On January 10, 2006, Bankshares announced a three-for-two stock split on our common stock payable in the form of a stock dividend on January 27, 2006 to stockholders of record as of the close of business on January 20, 2006. All references to share or option amounts in this proxy statement, including references for prior years, are after giving effect to the stock split, unless otherwise indicated.

Name of Individual	Amount of Common Stock Beneficially Owned (1)		Amount of Phantom Stock Units Beneficially Owned (2)	Percent of Class
Cynthia A. Archer	1,575		10,478	*
R. Carl Benna	34,071	(3)	2,288	*
Richard O. Berndt	49,430		19,061	*
Howard B. Bowen	20,285		2,270	*
William R. Brody, M.D.	3,975		1,531	*
Eddie C. Brown	5,250		2,098	*
George L. Bunting, Jr.	25,611		—	*
Anthony W. Deering	94,500		1,708	*
Peter W. Floeckher, Jr.	49,157		—	*
Darrell D. Friedman	900		7,371	*
Freeman A. Hrabowski, III	1,035		6,961	*
Edward J. Kelly, III	392,172		—	*
Robert A. Kinsley	23,835		8,161	*
Alexander T. Mason	87,501		—	*
Jenny G. Morgan	772		1,839	*
Morton B. Plant	5,775	(4)	5,010	*
Christian H. Poindexter	2,325		—	*
J. Marshall Reid	129,116	(5)	—	*
Clayton S. Rose	1,650		5,035	*
James L. Shea	1,654		3,096	*
Donald J. Shepard	21,000	(6)	11,767	*
Jay M. Wilson	47,862		—	*
Directors, nominees and executive officers as a group (27 persons)	1,202,262		88,674	1.047

*	An asterisk indicates that the individual named in the above table did not beneficially own more than 1% of the outstanding shares of our common stock.

(1)	The numbers shown include the following amounts of our common stock that the following individuals, and the group, have the right to acquire, within 60 days of March 7, 2006, (i) through the exercise of stock options granted pursuant to Bankshares’ stock option plans: Mr. Benna, 6,864; Mr. Bowen, 5,478; Mr. Floeckher, 40,941; Mr. Kelly 269,999; Mr. Mason, 72,501; Mr. Reid, 86,501; and Mr. Wilson, 12,500 and (ii) as a result of dividend equivalent shares under our 1999 Plan which will vest: Mr. Floeckher, 22; Mr. Kelly, 8,679 and Mr. Reid, 22. All directors, nominees and executive officers as a group, 643,663.

(2)	The phantom stock units are derivative securities held for the account of the respective director under our Stock Retainer and Deferred Compensation Plan for Non-Employee Directors and can be exchanged for shares of our common stock within 60 days if the person ceases to be a director of Bankshares.

(3)	Includes 3,000 shares held by two trusts for family members of which Mr. Benna is trustee, but has no beneficial interest.

(4)	Includes 2,250 shares owned by his spouse.

(5)	Includes 24,261 shares owned by his spouse.

(6)	Includes 18,750 shares owned by a family trust of which Mr. Shepard is not trustee, but in which he has a beneficial interest.

STOCK OWNERSHIP BY CERTAIN BENEFICIAL OWNERS

Name and Address of Beneficial Owner	Amount of Common Stock Beneficially Owned		Percent of Class
Private Capital Management, L.P.(1) Bruce S. Sherman Gregg J. Powers 8889 Pelican Bay Blvd. Naples, FL 34108	5,462,306	(2)	6.7%

(1)	The information as to Private Capital Management, L.P., which is referred to herein as PCM, is as of February 14, 2006 and is based solely upon information furnished to Bankshares in a Schedule 13G. Bruce S. Sherman is Chief Executive Officer and Gregg J. Powers is President of PCM. In these capacities, Messrs. Sherman and Powers exercise shared dispositive and shared voting power with respect to shares held by PCM’s clients and managed by PCM. Messrs. Sherman and Powers disclaim beneficial ownership for the shares held by PCM’s clients and disclaim the existence of a group.

(2)	This amount also does not reflect our 3 for 2 stock split, which would cause PCM, based on their reported share numbers, to beneficially own 8,193,459 shares.

REPORT OF THE COMPENSATION COMMITTEE

Introduction

Decisions regarding the compensation of Bankshares’ senior executive officers are made by the Compensation Committee of the Board, which is referred to in this report as the Committee. Each member of the Committee is an independent director. The members of the Committee also comprise the compensation committee of MSD&T, our lead bank affiliate, and accordingly make decisions regarding the compensation of MSD&T executives. The Committee administers the Bankshares and MSD&T cash incentive plans and the Bankshares stock-based incentive plan. In addition, the Committee is authorized to make recommendations to the Board with respect to base salaries, supplemental pensions, deferred compensation, employment and similar agreements affecting our senior executive officers, and performs such other functions as may be delegated by the Board.

The Committee believes that the actions of each senior executive officer have the potential to impact the short-term and long-term profitability of Bankshares. Consequently, the Committee places considerable importance on its oversight of the design and administration of an executive compensation program. In order to achieve the overall goals and objectives of Bankshares, and recognizing the interest of stockholders in that achievement, the Committee, over a number of years, has developed and maintained an executive compensation program based on a philosophy that links executive compensation to individual and corporate performance and returns to stockholders. This philosophy was intended to enable us to attract and retain highly motivated executive personnel of outstanding ability and initiative, and to align the interests of executives and stockholders. The executive compensation program consists of base salary, the opportunity for annual incentive cash compensation based on corporate performance, and longer-term stock-based incentive compensation.

Base Salary

Base salary is designed to provide competitive levels of compensation to executives based upon their experience, duties and scope of responsibility. Salaries for senior executives are reviewed annually.

Cash Incentive Plans

In addition to base salary, the Committee also approves annual cash incentive compensation under four separate plans. No individual participates in more than one plan. As described below, under all four plans the maximum potential annual cash incentive compensation award for any recipient in any year is limited to a percentage (not to exceed 100%) of the individual’s applicable base salary at the time his or her participation in the plan is approved.

The Annual Incentive Compensation Plan, or “Incentive Plan,” approved by the stockholders in 2002, is based on a formula tied directly to corporate performance and profitability. The Incentive Plan is intended to be the principal, but not exclusive, mechanism for awarding cash bonus incentives to key executive employees. Under certain circumstances, executive employees may be excluded from the Incentive Plan.

There are three classes of participants in the Incentive Plan. The maximum potential award is 100% of salary for Class I participants, 60% for Class II participants and 40% for Class III participants. During the first quarter of each year, the Committee chooses participants in the plan and designates the applicable class of each participant and the performance measures on which awards will be based for each participant. Bonuses are based exclusively on the following quantifiable performance measures: earnings per share, net operating income, or a combination thereof. Awards are made after the end of the applicable year based on financial results for that year, and are made in accordance with the formula set forth in the Incentive Plan, subject to the ability of the Committee to reduce or eliminate an award in its discretion.

The formula for calculating awards under the Incentive Plan is as follows. As to any applicable performance measure, no award will be made unless the annual growth rate of that measure (based on prior year performance) equals or exceeds 3%. If such annual growth rate equals 3%, 10% of the applicable component of the potential award will be made. If the annual growth rate falls between 3% and 12%, then the percentage of the applicable component of the potential award to be made will be in proportion to ten times the excess of the annual growth rate over 2%. If the annual growth rate equals or exceeds 12%, the maximum amount of the applicable component of the potential award will be made. The limit on any award to any participant is the applicable percentage of salary noted above (i.e., 100%, 60% or 40%), but in no event can any participant receive an award in excess of $1,500,000. During 2005, awards under the Incentive Plan were based exclusively on earnings per share growth. Bankshares’ earnings per share grew 18.2% in 2005 as compared to 2004, and thus the maximum potential award was earned with respect to that component of bonuses based on earnings per share.

Payment of awards made under the Incentive Plan are made in cash, except that the Compensation Committee has the discretion to pay a portion of the award in restricted shares of common stock to the extent that a participant’s award for a particular year exceeds 70% of the maximum potential award. Each of the named executive officers participated in the Incentive Plan in 2005. Awards made under the Incentive Plan to the named executive officers with respect to 2005 performance were paid in 2006 and are reflected in the Summary Compensation Table as 2005 compensation under the caption “Bonus.”

Based on deliberations with its independent compensation expert and senior management, the Committee has concluded that the Incentive Plan should be replaced with a new Annual Cash Incentive Plan in order to give the Committee greater flexibility in administering the program and choosing appropriate metrics for performance. The new Incentive Plan is being submitted for stockholder approval at the Annual Meeting and is described in detail elsewhere in this proxy statement.

The Committee also administers three other annual incentive compensation plans, one for the CEOs of Bankshares’ affiliates (the “Affiliate CEO Plan”), and two for MSD&T. The MSD&T plans include one for its Bank division (the “Bank Plan”) and one for its Investment and Wealth Management division (the “IWM Plan”). The purpose of these plans is to provide incentives for performance by affiliate CEOs and key employees at MSD&T who do not participate in the Incentive Plan and who do not have responsibilities that directly affect corporate performance and profitability.

The Affiliate CEO Plan covers the CEOs of all Bankshares’ bank affiliates and its mortgage company. The maximum potential annual award to any participant is either 60% or 40% of salary. Awards are earned based on growth in Bankshares’ annual earnings per share, growth in the net income of the applicable affiliate, measurable performance factors for the applicable affiliate (such as credit quality, loan growth, deposit growth, and cost control), and a discretionary component based on specified criteria, including compliance performance. Each of the four factors represents 25% of the maximum possible bonus.

The Bank Plan covers all senior vice presidents and selected vice presidents of the Bank division. The Bank Plan is modeled after the Incentive Plan. The maximum potential annual award to any participant is either 40% or 20% of salary. Awards are earned based on growth in Bankshares’ annual earnings per share, measurable performance factors (such as credit quality, loan growth, deposit growth, and cost control) based on job description, and a discretionary component based on specified personal goals, or a combination of some or all of the foregoing.

The IWM Plan covers all employees of the Bank’s Investment and Wealth Management division. Awards are determined based on annual growth in unit net operating income, measurable performance factors (such as performance versus peer group and new business development) based on job description, and a discretionary component based on specified personal goals, or a combination of some or all of the foregoing.

Stock–Based Incentive Plan

The 1999 Omnibus Stock Plan, or the “1999 Plan,” initially approved by the stockholders in 1999 and re-approved in 2004, is designed to further align the interests of key employees and stockholders, encouraging participants to maintain and increase their ownership of our common stock with the opportunity to benefit from our long-term performance. The 1999 Plan authorizes the issuance of up to 4,500,000 shares of common stock in the form of stock options, stock appreciation rights (SARs) or restricted stock. The 1999 Plan also authorizes the issuance of phantom stock units (PSUs). The 1999 Plan is administered by the Committee, which has the authority to grant options, SARs, restricted stock and PSUs.

In 2005, 291,025 options were granted under the 1999 Plan. The options granted in 2005 become exercisable in equal annual installments over three years. In addition, 51,972 shares of restricted stock were awarded in 2005. Of those shares, 37,972 vest in equal annual installments over three years. Awards representing the remaining 14,000 shares vest two years after the date of their respective grants. The numbers referred to in this paragraph do not reflect Bankshares’ 3 for 2 stock split.

In 2004, the Committee approved a performance-based restricted stock program (the “2004 Performance Program”) under the 1999 Plan. The 2004 Performance Program covers seven senior executive officers of Bankshares, including each of the named individuals in the compensation table (other than Mr. Wilson). The maximum potential annual award to any participant is restricted stock with a fair market value (determined at the end of the two-year performance period described below) equal to 100% of such participant’s annual salary as of March 3, 2004. Awards may be made at the discretion of the Committee within ninety days after the completion of the performance period, but only if Total Stockholder Return (defined as Bankshares’ common stock price appreciation plus dividends) during the two-year period beginning January 1, 2004 equals or exceeds a compound annual growth rate of at least 12%. The independent auditors of Bankshares have certified that Total Stockholder Return over the applicable period reflected a compound annual growth rate of 17.58%, and thus, effective March 13, 2006, the Committee awarded an aggregate of 85,309 shares of restricted stock to the seven participants in the 2004 Performance Program. Such awards will vest one year from the date of grant if the recipient remains employed by Bankshares through such date, unless the recipient voluntarily terminates employment prior to that date or is terminated involuntarily for cause, in which case the award will be forfeited.

In 2006, the Committee approved a performance-based restricted stock program (the “2006 Performance Stock Program”) under the 1999 Plan. The 2006 Performance Stock Program covers certain senior executive officers of Bankshares, including each of the named individuals in the compensation table. The maximum potential annual award to any participant is restricted stock with a fair market value equal to 150% of such participant’s annual salary as of March 31, 2006. Awards may be made at the discretion of the Committee within two and a half months after the completion of the performance period, but only if percentage growth in pre-tax operating income meets specified targets or a sale of the Company is consummated. Any awards under the 2006 Performance Stock Plan will vest ratably over three years from the date of grant if the recipient remains employed by Bankshares through such date.

Section 162(m)

Section 162(m) of the Internal Revenue Code of 1986, as amended, provides for non-deductibility, in certain cases, of compensation paid to certain executives in excess of $1 million per year. Bankshares does not have a policy limiting compensation to amounts deductible under Section 162(m). The Incentive Plan and the 1999 Plan have been approved by the stockholders and are designed to be qualified performance-based plans so that Section 162(m) limits would not apply to plan benefits. Section 162(m) limits would apply to salary, bonuses in excess of bonuses under the Incentive Plan, restricted stock awards that are not performance-based within the meaning of Section 162(m), and certain amounts included under “Other Annual Compensation” and “All Other Compensation” in the Summary Compensation Table.

Executive Officer Compensation

Decisions regarding senior executive officer compensation are primarily based upon an assessment of each senior executive officer’s leadership performance and potential to enhance long-term shareholder value. The Committee members rely upon their judgment about each individual—and not on rigid guidelines or formulas, or short-term changes in business performance—in determining the amount and mix of compensation elements for each senior executive officer. Key factors affecting committee judgments include: the nature, scope and level of the executive’s responsibilities; the executive’s contribution to the Bankshares’ financial results; the executive’s effectiveness in leading Bankshares’ initiatives to increase customer service, productivity, cash flow and profitability; the executive’s contribution to Bankshares’ commitment to corporate responsibility, including the executive’s success in creating a culture of integrity and compliance with applicable law and Bankshares’ ethics policies; and the executive’s commitment to corporate citizenship. The Committee also considers competitive compensation information provided by its independent compensation expert.

In determining executive officer compensation for 2005, the Committee used market data regarding the compensation paid by other bank holding companies with annual revenues ranging from $603 million to $1.6 billion as provided through a survey conducted by an independent compensation expert.

In implementing its 2005 executive compensation program in March 2005, the Committee also considered Bankshares’ financial performance during 2004, including the successful integration of the F&M Bancorp acquisition; a 16.6% increase in net income; a 7.1% increase in diluted earnings per share; the 14.5% increase in the stock price during 2004; substantial increases in loans, deposits and noninterest income; achievement of the best credit quality metrics for Bankshares in more than 20 years; and a range of other financial metrics, including returns on assets and equity, and capital levels. The Committee also reviewed Bankshares’ performance relative to peers on many of these metrics. In all cases, the specific decisions involving 2005 senior executive officer compensation were ultimately based upon the Committee’s judgment about the individual executive’s performance and potential future contributions and about whether each particular payment or award would provide an appropriate incentive and reward for performance that would sustain and enhance long-term stockholder value. Decisions concerning specific compensation elements and total compensation paid or awarded to Bankshares’ senior executive officers, including the Chief Executive Officer, for 2005 were made within the framework described above and after consultation with an independent compensation expert. The Committee also considered each executive’s current salary and prior-year bonus and the appropriate balance between incentives for long-term and short-term performance. With respect to senior executive officers other than the Chief Executive Officer, the Committee also considered the Chief Executive Officer’s recommendations with respect to such executives.

In March 2006, the Committee awarded 2005 bonuses under the Incentive Plan based on 2005 financial performance, and made restricted stock grants under the 2004 Performance Program with respect to 2004 and 2005 financial performance. In making these determinations, the Committee considered Bankshares’ financial performance during 2005, including the 20.4% increase in net income; the 18.1% increase in diluted earnings per share; the 8.1% increase in the stock price during 2005; the successful integration of the Community Bank of Northern Virginia acquisition; the substantial increases in loans, deposits and noninterest income; achievement of even better credit quality than in 2004; improvements in returns on assets and equity; improvements in the efficiency ratio; and maintenance of strong capital levels. The Committee also relied on certifications from its independent auditors that the applicable performance criteria had been met and that the amount of the bonus or award had been accurately calculated based on that performance.

Basis for Chief Executive Officer Compensation

The Committee makes a recommendation to the Bankshares Board of Directors, which determines Mr. Kelly’s compensation. For 2005, Mr. Kelly’s annual base salary was set at $950,000 effective in March 2005. Mr. Kelly received $923,100 in salary, a cash bonus of $950,000 under the Incentive Plan described above, and non-qualified stock options for 120,000 shares of common stock valued at $763,448 on the date of grant and which become exercisable in equal installments over three years. In addition, in March 2006 Mr. Kelly received a restricted stock award of 22,950 shares under the 2004 Program in respect of performance during 2004 and 2005. This award vests one year from the date of grant and is subject to forfeiture if Mr. Kelly voluntarily terminates his employment prior to the vesting date or is terminated involuntarily for cause.

The Committee based its decisions on its assessment of Mr. Kelly’s performance. This assessment included a review of significant accomplishments and strong operating performance, as well as stock price performance during 2004 and 2005, all as discussed above.

In light of these factors, together with the advice provided by its independent compensation expert, the Committee considered this total compensation to be appropriate and reasonable

Summary

The committee believes that this mix of salaries, potentially significant variable cash incentives for short-term performance and the potential for longer-term equity ownership in Bankshares represents a balance that has motivated the executive management team to produce strong returns. The Committee further believes this program has struck an appropriate balance between the interests and needs of Bankshares in operating its business and appropriate rewards based on the creation of stockholder value.

The Compensation Committee

George L. Bunting, Jr. (Chair)

Anthony W. Deering

Christian H. Poindexter

Clayton S. Rose

Donald J. Shepard

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

The following line graph compares cumulative total stockholder return on our common stock with the Standard & Poor’s 500 Index and the Standard & Poor’s Banks Composite Index for the period December 31, 2000 through December 31, 2005. The graph assumes $100 invested at the closing price on December 31, 2000 and the reinvestment of all dividends.

	2000	2001	2002	2003	2004	2005
Bankshares	$100.00	$102.48	$94.66	$115.48	$136.20	$151.45
S&P 500	$100.00	$88.11	$68.64	$88.33	$97.94	$102.74
S&P Banks Composite Index	$100.00	$100.02	$98.99	$129.48	$148.84	$151.14

		2001	2002	2003	2004	2005
Bankshares		2.48%	-7.63%	21.99%	17.95%	11.19%
S&P 500		-11.89%	-22.10%	28.68%	10.88%	4.91%
S&P Banks Composite Index		0.02%	-1.03%	30.80%	14.95%	1.55%

EXECUTIVE AND DIRECTOR COMPENSATION

Director Compensation

Directors who are employees are not compensated for their services as directors. Effective in 2005, non-employee directors began receiving an annual retainer of $35,000 in December of each year and will receive an annual award of 750 shares of our common stock. The Chair of the Audit Committee receives an additional retainer of $15,500 per year for serving in this position and the other members of the Audit Committee receive an additional retainer of $5,500 for service on the Audit Committee. The Chairs of the Nominating and Corporate Governance Committee and the Compensation Committee receive an additional retainer of $5,000 per year for serving in those positions. Non-employee directors who are also members of certain MSD&T committees receive $500 for attendance at each committee meeting. Non-employee directors may elect to receive common stock, valued at the time of the election date in December, in lieu of all or a portion of their annual retainer.

Non-employee directors may elect to defer all or a portion of their annual retainers and other fees into our Stock Retainer and Deferred Compensation Plan for Non-Employee Directors. The Stock Retainer and Deferred Compensation Plan permits non-employee directors of Bankshares and our affiliates to elect, in the manner permitted by Section 409A of the Internal Revenue Code of 1986, as amended, to voluntarily defer payment of their annual stock and cash retainers and some or all of their fees. Amounts and stock deferred by each individual director are credited to a deferred compensation account as phantom stock units. At the close of each calendar quarter, the sum of cash deferred in that quarter by a director is converted to phantom stock units by dividing such sum by the closing market price of our common stock, and the phantom stock units are then cumulatively credited to the director’s account. At the close of each calendar quarter, the sum of dividend equivalents attributable to the director’s account at the beginning of the quarter, assuming that such dividends had actually been paid, is similarly converted to additional phantom stock units and cumulatively credited. The aggregate phantom stock units in the participant’s account are paid in whole shares of our common stock following the date the participant ceases to be a non-employee director. At the election of the participant, which must generally be made at the same time as the election to defer the respective compensation, payments may be made in a lump sum or, if the value of the participant’s account equals or exceeds $50,000, in installments over a period of not more than ten years. The Stock Retainer and Deferred Compensation Plan gives non-employee directors of Bankshares the option to elect to receive shares of our common stock in lieu of the undeferred portion of their cash retainer, if in excess of $3,000, based on the value of the stock on the election date in December.

Summary Compensation Table

The table below shows all compensation for our Chief Executive Officer, and the four next highest compensated executive officers based on salary and bonus received for 2005.

SUMMARY COMPENSATION TABLE

Name and Principal Position		Annual Compensation				Long-Term Compensation Awards		All Other Compensation ($)(2)
	Fiscal Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)		Restricted Stock Awards ($)(1)	Securities Underlying Options/ SARs (#)
Edward J. Kelly, III President and Chief Executive Officer	2005 2004 2003	$923,100 850,000 850,000	$950,000 459,600 —	$105,900 55,200 45,000	(3)	$850,000 — 2,076,600	120,000 97,500 75,000	$155,700 79,000 126,500

Alexander T. Mason Vice Chairman and Chief Operating Officer(4)	2005 2004 2003	750,000 750,000 113,000	750,000 405,500 —	— — —		750,000 — 433,000	67,500 37,500 37,500	108,700 62,900 200

Jay. M. Wilson Vice Chairman and CEO of IWM(4)	2005 2004 2003	732,700 — —	375,000 — —	— — —		— — —	37,500 — —	52,300 — —

J. Marshall Reid President of MSD&T	2005 2004 2003	500,000 400,000 400,000	500,000 216,300 —	— — —		476,800 — —	15,000 30,000 22,500	89,800 41,600 77,700

Peter W. Floeckher, Jr. Executive Vice President, Affiliate Management(4)	2005 2004 2003	400,000 400,000 320,000	400,000 216,300 —	— — —		476,800 — 21,100	15,000 30,000 11,250	72,100 43,600 36,800

(1)	As of December 31, 2005, Mr. Kelly owned 90,000 shares of Bankshares restricted stock valued at $3,386,400; Mr. Reid owned 2,250 shares of Bankshares restricted stock valued at $84,700; Mr. Mason owned 15,000 shares of Bankshares restricted stock valued at $564,400; and Mr. Floeckher owned 2,250 shares of Bankshares restricted stock valued at $84,700. All such restricted stock was issued under the Bankshares 1999 Omnibus Stock Plan, as amended, referred to herein as the 1999 Plan. Of Mr. Kelly’s shares, 90,000 were issued in 2003. The 2003 grant vests in its entirety on April 1, 2006, along with dividend equivalent shares accumulated during the period which totaled 7,986 shares at December 31, 2005. Of Mr. Reid’s shares, 750 were issued in 2005 (as part of a total grant of 2,250 shares). One third of that grant vested on March 7, 2005, along with 67 dividend equivalent shares. Mr. Mason’s shares were granted to him in 2003 and vest in their entirety on November 1, 2006. Of Mr. Floeckher’s shares, 750 were issued in 2005 (as part of a total grant of 2,250 shares). One third of that grant vested on March 7, 2005, along with 67 dividend equivalent shares. All grants are subject to forfeiture prior to vesting upon the occurrence of certain events. Dividends are not payable on Restricted Stock until such time as it vests. In lieu of dividends, we have and will set aside dividend equivalents for each grantee equal to the amount of dividends they would have received had dividends actually been paid on these shares and reinvested in common stock under our Dividend Reinvestment and Stock Purchase Plan. At each vesting date, the number of shares accumulated by these dividend equivalents will be issued as additional award shares under the 1999 Plan. Messrs. Kelly’s, Mason’s, Reid’s and Floeckher’s restricted stock awards for 2005 were part of the 2004 Performance Program, discussed later in this proxy statement, and relate to the performance of Bankshares in 2004 and 2005. These shares of restricted stock will vest one year from the date of grant unless Messrs. Kelly, Mason, Reid or Floeckher voluntarily terminates his employment prior to the vesting date or is terminated involuntarily for cause.

(2)	Represents the cost of group term life insurance deemed to be employee income under the Internal Revenue Code, and contributions made on behalf of the executive officer by MSD&T, and in the case of Mr. Floeckher, by another affiliate, to the Bankshares Thrift Plan and to Bankshares Supplemental Thrift and Cash Balance Pension Plans as follows:

Name	Year	Life Insurance	Thrift Plan	Supplemental Plans	Total
Mr. Kelly	2005 2004 2003	$2,400 2,200 2,800	$12,600 12,300 12,000	$140,700 64,600 111,700	$155,700 79,000 126,500

Mr. Mason	2005 2004 2003	1,500 1,500 200	12,600 6,900 —	94,600 54,500 —	108,700 62,900 200

Mr. Wilson	2005 2004 2003	— — —	— — —	52,300 — —	52,300 — —

Mr. Reid	2005 2004 2003	3,800 1,000 1,300	12,600 12,300 12,000	73,400 28,300 64,400	89,800 41,600 77,700

Mr. Floeckher	2005 2004 2003	600 1,900 1,000	12,600 12,300 12,000	58,900 29,400 23,800	72,100 43,600 36,800

(3)	Of this amount, $44,879 represents the cost of personal air travel paid by Bankshares on behalf of Mr. Kelly. As to other amounts included in this number for Mr. Kelly (and as to other benefits received by the other officers in this table), see the discussion under the heading “Retirement Plans, Employment and Change of Control Agreements and Other Benefits—Other Benefits.”

(4)	Mr. Mason and Mr. Floeckher were appointed executive officers in November 2003, and Mr. Wilson was appointed an executive officer in January 2005.

Option Grants in Last Fiscal Year

The following table gives information on stock options granted to the persons named in the Summary Compensation Table during 2005.

Option/SAR Grants in Last Fiscal Year(1)

Name	Number of securities underlying options granted/ SARs (#)	Percent of total options/ SARs granted to employees in fiscal year	Exercise or base price ($/share)	Expiration date	Grant date present value ($)(2)(3)
Mr. Kelly	120,000	28.07%	$34.14	3/7/2015	$763,448
Mr. Mason	67,500	15.79	34.14	3/7/2015	429,440
Mr. Wilson	37,500	8.77	34.14	3/7/2015	238,578
Mr. Reid	15,000	3.51	34.14	3/7/2015	95,431
Mr. Floeckher	15,000	3.51	34.14	3/7/2015	95,431

(1)	All of these options were granted pursuant to the 1999 Plan, are intended to be incentive stock options for federal income tax purposes to the extent permitted by law and regulations, were granted at market value on the date of grant, vest ratably over a three-year period and have a term of ten years. None of these options is performance-based.

(2)	Caution is recommended in interpreting the financial significance of these figures. The grant date present values are not intended to forecast possible future appreciation. Further, the figures do not reflect that no more than one-third of the options granted will become exercisable on and after each anniversary date of the grants. No gains to the optionees are possible without stock price appreciation.

(3)	The grant date present value of options granted ($6.3621 weighted average per share) is reported using the Black-Scholes option pricing model and assumes: (a) the grant date of March 7, 2005; (b) the exercise price of $34.14; (c) a weighted average expected option term of 4.57 years; (d) a risk-free interest rate of 4.12%; (e) a dividend yield of 2.694%; and (f) volatility of 22.85%.

Option Exercises and Year-End Values

The following table shows the number and value of stock options (exercised during 2005 and unexercised as of December 31, 2005) for the persons named in the Summary Compensation Table. No stock appreciation rights were outstanding in 2005.

Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR values

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options /SARs at Fiscal Year-End (#)(1)		Value of Unexercised In-the-Money Options/SARs at Fiscal Year-End ($)(2)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Mr. Kelly	—	—	172,500	209,996	1,714,599	1,266,306
Mr. Mason	—	—	37,501	104,998	313,107	531,310
Mr. Wilson	—	—	—	37,500	—	130,500
Mr. Reid	—	—	64,000	42,497	806,723	310,526
Mr. Floeckher	5,626	112,503	22,188	38,749	219,543	255,970

(1)	Represents the number of shares of common stock underlying options held by each person named in the Summary Compensation Table.

(2)	Calculated based on the closing price of our common stock on December 31, 2005 ($37.63) less the option exercise price. An option is in-the-money if the market value of the common stock subject to the option is greater than the exercise price.

Equity Compensation Plan Information

The following table provides information as of December 31, 2005 with respect to our equity compensation plans.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)(1)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	2,947,591	$25.01	2,142,751
Equity compensation plans not approved by security holders	—	—	—
Total	2,947,591	$25.01	2,142,751

(1)	The amounts reflected in this column include 288,351 shares of deferred stock to be issued under our Stock Retainer and Deferred Compensation Plan for Non-Employee Directors, which are not added to the weighted-average exercise price calculation in column (b).

RETIREMENT PLANS, EMPLOYMENT AND CHANGE OF CONTROL AGREEMENTS

AND OTHER BENEFITS

Cash Balance Pension Plan

We sponsor an employees’ cash balance pension plan which has been adopted by a majority of our affiliates. Each plan participant who was employed on January 1, 1991 was credited under the cash balance pension plan with a frozen accrued benefit representing the benefit he or she had earned under the plan, determined as of December 31, 1990, and based generally on past service and career average annual compensation. For service on and after January 1, 1991, the cash balance pension plan is designed to maintain separate participant accounts for each eligible employee. These cash balance accounts are credited with annual contribution allocations equal to various percentages of compensation based on years of credited service and age. Interest allocations, tied to a 52 week U.S. Treasury Bill rate, are also credited annually to these cash balance accounts. Plan benefits paid at retirement will be paid in annuity form and will consist of the sum of any frozen accrued benefits and the cash balance accounts. The plan does not determine benefits primarily by final average compensation.

All of our officers participate in the cash balance pension plan. Directors who are not also officers of Bankshares or an affiliate do not participate in the cash balance pension plan.

Estimated annual pension benefits shown below are presented as straight life annuities, even though retirees may elect to receive a form of benefit other than a straight life annuity. The benefits are based on cash compensation for 2005. For future years, it is estimated that the executive officers’ salaries will increase through their dates of retirement at the plan’s internal salary increase assumption. Actual salary increases and possible bonuses may differ from the plan’s internal salary increase assumption.

At the plan’s normal retirement age of 65, the individuals named below would have the following estimated annual pension benefits: Mr. Kelly, $ 551,000; Mr. Mason, $270,000; Mr. Wilson $84,000; Mr. Reid, $163,000; and Mr. Floeckher, $187,000. These amounts are the sum of estimated payments from the plan and payments described in the following section below “Supplemental Cash Balance Pension Plan.”

Supplemental Cash Balance Pension Plan

We sponsor an unfunded, nonqualified, supplemental cash balance pension plan. All of our employees and our affiliates’ employees having compensation for a calendar year in excess of the compensation limit imposed by Section 401(a)(17) of the Internal Revenue Code for tax-qualified retirement plans and who are approved for participation by the Board’s Employee Benefit Committee are eligible participants under this plan. At the end of a calendar year, the account of each participant is credited with an amount equal to the difference between the amount with which the participant’s account under the cash balance pension plan would have been credited but for the compensation limitation imposed by the Internal Revenue Code, and the amount actually credited to the participant’s account under the cash balance pension plan. In addition, if a participant’s benefit under the cash balance pension plan is limited by Section 415 of the Internal Revenue Code and is not already provided for under this plan, an amount equal to the shortfall will be added to the participant’s account. At the end of a calendar year (but prior to the above credit), each participant’s account is credited with interest equal to the average value of interest rates on 52 week U.S. Treasury Bills, determined pursuant to a fixed formula, but no less than four percent nor more than twelve percent, until the participant’s account is fully distributed. Generally, an account is distributed after the participant’s termination of employment or death, either in a single-sum payment, or in equal annual installments over a period not to exceed ten years. The plan does not determine benefits primarily by final average compensation.

For 2005, Mr. Kelly’s account was credited with $105,500; Mr. Mason’s with $66,200; Mr. Wilson’s with $36,600; Mr. Reid’s with $58,200 and Mr. Floeckher’s with $46,700.

Thrift Plan

We sponsor a Thrift Plan, of the type described in Section 401(k) of the Internal Revenue Code, which all of our affiliates have adopted for the benefit of all eligible employees. The plan provides that corporate contributions, based on a percentage of an employee’s salary, are paid to the employee’s thrift plan account. Additionally, employees may elect to defer up to 25% of their salaries up to the limit prescribed by the Internal Revenue Code by redirecting the deferred amount to their thrift plan accounts, in which case their employers match a portion of the amount deferred.

The amounts of salary deferred during 2005 by the persons named in the Summary Compensation Table are included in the amounts provided under the caption “Salary” in that table, and the corporate contributions for each during 2005 are included under the caption “All Other Compensation” in the Summary Compensation Table.

Supplemental Thrift Plan

We sponsor an unfunded, nonqualified supplemental Thrift Plan. Generally, all vice presidents and more senior officers who participate in the Thrift Plan, who have compensation for a calendar year in excess of the compensation limit imposed by Section 401(a)(17) of the Internal Revenue Code for tax qualified retirement plans and who are approved for participation by the Board’s Employee Benefit Committee are eligible participants under this plan. At the end of a calendar year, the account of each participant is credited with an amount equal to 3% of the portion of the participant’s compensation for that calendar year that exceeds the compensation limit imposed by the Internal Revenue Code. At the end of a calendar year (but prior to the above credit), each participant’s account is credited with interest at the per annum rate of five percent, except that interest is pro-rated for accounts that terminate in midyear. Generally, an account is distributed in a lump sum payment after a participant’s termination of employment or death.

For 2005, Mr. Kelly’s account was credited with $35,200; Mr. Mason’s was credited with $28,400; Mr. Wilson’s with $15,700 Mr. Reid’s with $15,200; and Mr. Floeckher’s with $12,200.

Supplemental Retirement Agreement

We entered into a nonqualified, unfunded Supplemental Retirement Agreement with Mr. Kelly upon his employment in 2001. This agreement is intended to restore benefits lost because of statutory limits imposed by federal law and to supplement the retirement benefits received by Mr. Kelly under our Cash Balance Pension Plan. The monthly amount of the supplemental benefit is equal to one-twelfth of the sum of (i) the product of 0.5% of Mr. Kelly’s final average compensation multiplied by his first 10 years of service, (ii) the product of 1% of Mr. Kelly’s final average compensation multiplied by his next 15 years of service, and (iii) the product of 3% of Mr. Kelly’s final average compensation multiplied by his next 15 years of service, reduced by benefits paid under our Cash Balance Pension Plan, Supplemental Cash Balance Pension Plan, Thrift Plan, Supplemental Thrift Plan, and his primary Social Security benefits. “Final average compensation” means the average of Mr. Kelly’s annual compensation for the three full years within the final five years of employment that produce the highest average. Annual compensation for this purpose includes base salary and bonus, in each case prior to reductions for elective contributions under qualified and nonqualified plans and deferrals under any nonqualified deferred compensation plan. “Years of Service” are measured from the date Mr. Kelly attained age 25. The supplemental benefit is generally paid in the form of a single life annuity for Mr. Kelly’s life and is subject to reduction in the event of early retirement or other termination of employment, disability or death prior to age 65.

The following table sets forth estimated total annual benefits that are payable to Mr. Kelly under the formula in his Supplemental Retirement Agreement (which amounts will be reduced by the benefits paid under our Cash Balance Pension Plan, Supplemental Cash Balance Pension Plan, Thrift Plan, Supplemental Thrift Plan, and his primary Social Security benefits). As of March 1, 2005, Mr. Kelly has 27 credited years of service under the agreement.

Average Compensation During Highest Three Years in the Last Five Years Before Retirement	Estimated Annual Retirement Benefits for Years of Credited Service
	25 Years	30 Years	35 Years	40 Years
$ 500,000	$100,000	$175,000	$250,000	$325,000
1,000,000	200,000	350,000	500,000	650,000
1,500,000	300,000	525,000	750,000	975,000
2,000,000	400,000	700,000	1,000,000	1,300,000
2,500,000	500,000	875,000	1,250,000	1,625,000

None of the other persons named in the Summary Compensation Table has a supplemental retirement agreement.

Deferred Compensation Plan

We sponsor an unfunded, nonqualified Deferred Compensation Plan for our officers, referred to herein as the “DCP.” Generally, all executives of our participating affiliates who have compensation that exceeds by a specified amount the compensation limit imposed by Section 401(a)(17) of the Internal Revenue Code are eligible to participate in the DCP. The DCP permits participants to elect, in the manner permitted by Section 409A of the Internal Revenue Code, to voluntarily defer base salary and certain incentive payments. The DCP also provides for employer contribution credits to make participants whole for employer matching and basic contributions that cannot be made under the Thrift Plan due to the exclusion from the definition of eligible compensation under the Thrift Plan of compensation deferred under the DCP. The DCP also provides for the possibility of discretionary employer contribution credits. Participant accounts under the DCP are credited or debited with earnings or losses based on a participant’s election among a number of measurement funds made available in connection with the DCP. Subject to the requirements of Section 409A of the Internal Revenue Code, participants may elect, under certain circumstances, to receive distributions from the DCP while the participant is still employed with Bankshares or one of its affiliates. With respect to distributions following separation from service, participants may elect a lump sum payment or payment in installments, depending on the circumstances of the participant’s separation from service.

Restricted Stock Awards

In 2004, the Compensation Committee approved a performance-based restricted stock program, referred to herein as the 2004 Performance Program, under our 1999 Omnibus Stock Plan, as amended. The 2004 Program covers seven senior executive officers of Bankshares, including each of the named individuals in the compensation table (other than Mr. Wilson). The maximum potential award to any participant is restricted stock with a fair market value (determined at the end of the two-year performance period described below) equal to 100% of such participant’s annual salary as of March 3, 2004. The awards are granted only if Total Stockholder Return (defined as Bankshares’ common stock price appreciation plus dividends) during the two-year period beginning January 1, 2004 reflects a compound annual growth rate of at least 12%. Our independent auditors have certified that Total Stockholder Return over the applicable period reflected a compound annual growth rate of 17.58%, and, thus effective March 13, 2006, the Compensation Committee awarded an aggregate of 85,309 shares of restricted stock to the seven participants in the 2004 Performance Program. Such awards will vest one year from the date of grant if the recipient remains employed by Bankshares through such date, unless the recipient voluntarily terminates employment prior to that date or is terminated involuntarily for cause, in which case the award will be forfeited.

In 2006, the Compensation Committee approved a performance-based restricted stock program (the “2006 Performance Stock Program”) under the 1999 Plan. The 2006 Performance Stock Program covers certain senior executive officers of Bankshares, including each of the named individuals in the compensation table. The maximum potential annual award to any participant is restricted stock with a fair market value equal to 150% of such participant’s annual salary as of March 31, 2006. Awards may be made at the discretion of the Committee within two and a half months after the completion of the performance period, but only if percentage growth in pre-tax operating income meets specified targets or a sale of the Company is consummated. Any awards under the 2006 Performance Stock Plan will vest ratably over three years from the date of grant if the recipient remains employed by Bankshares through such date.

Other Benefits

In 2005, Bankshares paid the cost on behalf of Mr. Kelly of some personal flights at a total actual cost to Bankshares of $44,879. Messrs. Kelly, Mason, Reid and Floeckher, are provided a Bankshares owned automobile for personal use with a value to each of $9,600, $16,403, $8,830 and $8,764, respectively. In 2005, Bankshares paid $11,000 in dues and a special assessment of $32,500 in respect of each of Messrs. Kelly, Mason and Reid for membership in a golf club; paid $3,005 in dues in respect of each of Messrs. Kelly, Mason and Reid for membership in two dining clubs; paid $4,879 in dues for an additional dining club for Mr. Kelly; and paid $15,982 in dues for two additional golf club memberships and a hunting lodge membership for Mr. Reid. Bankshares also paid $850 for Mr. Wilson’s membership in a dining club. Bankshares has a dining room which operates for breakfast and lunch, is used by Bankshares employees for business purposes and may be used generally by executive officers free of charge. The average value of a breakfast in the dining room is $15.00 and the average value of a lunch in the dining room is $30.00.

Employment Agreements

We and MSD&T have entered into an agreement with Mr. Kelly pursuant to which he serves in his executive positions. The agreement was for an initial term of five years which ended February 2, 2006 and is subject to annual renewal thereafter unless either Bankshares, MSD&T or Mr. Kelly provide appropriate advance notice of termination. Mr. Kelly’s agreement has been extended by its terms to February 2, 2007. Mr. Kelly’s annual base salary is not less than $850,000, which may be increased from time to time. The agreement provides that his base salary will not be less in any year than in the preceding year. He was eligible for bonuses as a Class I participant in the Annual Incentive Compensation Plan and will be eligible for bonuses as a Class I participant in the 2006 Incentive Plan. Mr. Kelly will participate in all other compensation plans for which he is eligible, including the retirement plans discussed above. On March [    ], 2006, Mr. Kelly and Bankshares mutually agreed to amend his employment agreement to provide that upon Mr. Kelly’s termination for any reason, Bankshares shall have no further obligation to pay severance or continue to pay any salary beyond the termination date.

On June 14, 2005, we and MSD&T approved an Amended and Restated Executive Employment Agreement among Bankshares, MSD&T and Jay M. Wilson, pursuant to which Mr. Wilson serves as our Vice Chairman of Bankshares and as Chairman and Chief Executive Officer of Investment and Wealth Management of Bankshares and MSD&T. The term of this agreement is initially from January 1, 2005 through January 1, 2008 and is subject to annual renewal thereafter unless either Bankshares, MSD&T or Mr. Wilson provide appropriate advance notice of termination. Mr. Wilson’s annual base salary is not less than $750,000, which may be increased from time to time. The agreement provides that his base salary will not be less in any year than in the preceding year. He will be eligible for a bonus of up to 100% of his current salary and will participate in all other compensation plans for which he is eligible, including the retirement plans discussed above.

Change of Control and Other Agreements

We have entered into an Executive Severance Agreement with each of Messrs. Floeckher, Kelly, Mason, Reid and Wilson. In the event that during the effective period of the agreements, following a “change of control” of Bankshares, either Mr. Floeckher, Kelly, Mason, Reid or Wilson is terminated (prior to his retirement date) within three years of a change of control without “cause” or if such officer resigns for “good reason,” then he is entitled to receive certain cash payments. Payments which may be made under the agreements are calculated at the maximum amount (when combined with amounts otherwise payable upon termination) which is deductible under Section 280G of the Internal Revenue Code. Generally, the maximum amount deductible is three times average base annual compensation (including salary, bonus, fringe benefits and deferred compensation) over five years. The Agreement provides, however, for additional payments to the officer to make him whole for the consequence of any excise tax imposed upon him if the Section 280G limits are exceeded.

For the purposes of each agreement, a “change of control” means any of the following occurrences: (a) a person or group becomes the beneficial owner of at least 35% of our outstanding common stock; (b) there occur certain specified changes in the composition of the Board of Directors; (c) our stockholders approve a reorganization, merger, consolidation or statutory share exchange and such transaction is consummated or effective, unless after such transaction, holders of the previously outstanding common stock own specified amounts of the combined voting power of the surviving entity; or (d) a liquidation or dissolution of Bankshares or sale of all or substantially all of our assets. For purposes of each agreement, termination by us for “cause” means termination upon (i) an act of personal dishonesty taken by the officer intended to result in substantial personal enrichment of the officer at our expense, (ii) the officer’s willful, deliberate and continued failure to perform substantially his duties, which is not remedied after receipt of written notice, or (iii) conviction of a felony. “Good reason” includes the assignment to the officer of any duties inconsistent with his status and position as they exist immediately prior to the change of control, a substantial failure by us to comply with our obligations to the officer under our employment arrangement with such officer, relocation of the officer’s place of employment outside of the City of Baltimore, a purported termination of the officer not otherwise permitted under his employment arrangement or the failure of any potential successor to assume expressly the obligations of the agreement. On March [    ], 2006, Mr. Kelly and Bankshares mutually agreed to amend his Executive Severance Agreement to provide that no cash payments shall be due to him thereunder upon his termination within three years of a change of control without “cause” or if he resigns for “good reason,” other than any payments required to make him whole for the consequence of any excise tax imposed upon him if Section 280G limits are exceeded.

ADDITIONAL INFORMATION ABOUT DIRECTORS AND EXECUTIVE OFFICERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the directors and officers covered by that section to file reports with the Securities and Exchange Commission and Nasdaq relating to their common stock ownership and any changes in that ownership. We have reviewed the copies of the reports that have been filed, and written representations from the individuals required to file the reports. Based on this review, we believe that during 2005 each of our directors and executive officers has complied with applicable reporting requirements for transactions in our equity securities.

Extensions of Credit to Directors and Officers

In the ordinary course of business, our affiliates have made loans and extended credit, and expect in the future to make loans and extend credit, to our directors, officers, and their associates, including entities of which these individuals may be a director, officer, partner, member or employee. These loans were made substantially on the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with non-affiliated persons and did not involve more than the normal risk of collectibility or present other unfavorable features. We believe that all such transactions are in conformity with the Sarbanes-Oxley Act of 2002.

Director and Officer Transactions and Other Business Relationships

In the ordinary course of business, we may use the products or services of organizations of which our directors are officers or directors. The firm of Gallagher, Evelius & Jones, LLP, of which Mr. Berndt is managing partner, renders legal services to MSD&T and certain accounts of which it is a fiduciary, and certain of our other affiliates. In addition, the law firm of Venable LLP, of which Mr. Shea is managing partner, renders legal services to Bankshares, certain of its affiliates and certain accounts of which MSD&T is a fiduciary. During a portion of 2005, Bankshares also leased its Baltimore office space from one of its affiliates. Mr. Wilson is a member of the Advisory Board of Spring Capital Partners, L.P., and he holds a limited partnership interest in that entity and a carried interest in that entity’s general partner. Bankshares has invested $5.2 million in Spring Capital Partners, L.P. as of December 31, 2005, and has a commitment to invest an additional $3.2 million.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee is or ever was an officer or employee of Bankshares. No member of the Compensation Committee is, or was during 2005, an executive officer of another company whose board of directors has a comparable committee on which one of our executive officers serves.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors is composed of six independent directors and operates under a written Charter adopted by the Board of Directors. The Committee held eight meetings during the last fiscal year.

The Audit Committee has determined that, as a matter of good corporate governance, it is in the best interests of Bankshares to consider the periodic rotation of its independent registered public accounting firm and, therefore, to request proposals from various independent registered public accounting firms to provide auditing services for Bankshares. The Audit Committee has reviewed with Bankshares’ management the process regarding the solicitation of proposals from independent registered public accounting firms and the definition of the overall audit scope and purpose. The Audit Committee has selected Ernst & Young LLP as our independent registered public accounting firm for 2006. The Audit Committee discussed its selection with the Board of Directors which unanimously ratified the selection of Ernst & Young LLP. PricewaterhouseCoopers LLP (“PwC”) was the independent registered public accounting firm for Bankshares from 1979 through the date PwC completed its procedures and issued its report with respect to the audit of our financial statements at and for the year ended December 31, 2005.

Management is responsible for internal controls and the financial reporting process of Bankshares. The independent registered public accounting firm is responsible for performing an independent audit of the consolidated financial statements of Bankshares in accordance with generally accepted auditing standards and for issuing a report thereon. As provided in its charter, the Audit Committee’s responsibilities include oversight of these processes.

In this context and in accordance with its charter, the Audit Committee has met and held discussions with management, internal auditors and PwC. Management represented to the Audit Committee that audited consolidated financial statements for the fiscal year ended December 31, 2005 (the “Financial Statements”), were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the Financial Statements with management and the independent registered public accounting firm, including discussions with PwC of the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards).

In addition, the Audit Committee has received from PwC the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with the independent auditors its independence from us and its management. The Committee considered the non-audit services that the independent registered public accounting firm provided in 2005 and determined that the provision of those services is compatible with and does not impair the registered public accounting firm’s independence. In accordance with the Sarbanes-Oxley Act of 2002, the Audit Committee pre-approves all audit and non-audit services performed by the independent registered public accounting firm.

In fulfilling its oversight responsibility of reviewing the services performed by the independent registered public accounting firm of Bankshares, the Audit Committee carefully reviews its policies and procedures for the engagement of the independent registered public accounting firm. The Audit Committee also discussed with internal auditors and the independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee met with the internal auditors and independent registered public accounting firm, with and without management present, to discuss the results of their examinations, the evaluations of Bankshares internal controls, and the overall quality of Bankshares financial reporting. The Audit Committee also reviewed and discussed with the independent registered public accounting firm the fees paid to PwC; these fees are described following this report.

In addition to the foregoing items, the Audit Committee performed its duties under its charter, including discussing with management Bankshares’ earnings press releases prior to the release thereof, reviewing with management and the independent registered public accounting firm Bankshares’ quarterly financial statements and quarterly reports prior to the filing thereof, reviewing significant reports to management prepared by the internal auditing department and management’s responses thereto, discussing with the independent registered public accounting firm and management the internal audit department responsibilities, budget and staffing and discussing with Bankshares’ general counsel legal matters that may have a material or significant impact on the financial statements or Bankshares compliance policies.

Based on the Audit Committee’s review and discussions of the matters referred to above, the Committee recommended to the Board of Directors, and the Board has approved, that the Financial Statements be included in Bankshares Annual Report on Form 10-K for the year ended December 31, 2005, for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

Cynthia A. Archer (Chair)

George L. Bunting, Jr.

Jenny G. Morgan

Morton B. Plant

Christian H. Poindexter

Clayton S. Rose

AUDIT FEES

PricewaterhouseCoopers was our independent registered public accounting firm for 2005. Aggregate fees for professional services rendered by PricewaterhouseCoopers LLP for the fiscal years ended December 31, 2005, and December 31, 2004, were as follows:

	Fiscal Year Ended December 31, 2005	Fiscal Year Ended December 31, 2004
Audit Fees	$1,700,000	$2,330,000
Audit-Related Fees	187,000	151,500
Tax Fees	152,175	181,969
All Other Fees	19,000	18,230

	$2,058,175	$2,681,699

Audit Fees were for professional services rendered and for the audits of our consolidated financial statements and the issuance of comfort letters, consents and the review of documents filed with the Securities and Exchange Commission. Audit-Related Fees were for assurances and related services concerning the Report of Institutional Trust Controls (SAS 70) and regulatory reports on internal controls. Tax Fees were related to tax compliance, tax planning and tax advice, including assistance with and representation in tax audits. All Other Fees were for services rendered for information systems reviews not performed in connection with the audit, compensation and other consulting services.

PricewaterhouseCoopers LLP did not render professional services to us in connection with financial system design and implementation during the years ended December 31, 2005 and 2004.

AUDIT COMMITTEE PRE-APPROVAL POLICIES AND PROCEDURES

Under its charter, the Audit Committee is responsible for selecting our independent registered public accounting firm. The principal independent registered public accounting firm for each year is typically selected at the Audit Committee meeting held in January or March of each year. The Audit Committee periodically pre-approves the engagement of the principal independent registered public accounting firm to perform certain defined audit and non-audit services. These engagements include the performance of services in connection with the issuance of consents, comfort letters, the review of documents filed with the Securities and Exchange Commission, and consulting with us on accounting or control issues which may arise during the year. The Audit Committee also periodically pre-approves the engagement of the principal independent registered public accounting firm to work with management in the evaluation of tax planning and compliance matters. All other projects involving the principal independent registered public accounting firm are specifically reviewed and approved prior to the engagement of the audit firm.

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Ernst & Young LLP, referred to herein as E&Y, to serve as our independent registered public accounting firm for 2006. The Board seeks to have the stockholders ratify the Audit Committee’s appointment of E&Y. Prior to 2006, PricewaterhouseCoopers LLP, referred to herein as PwC, served as our independent registered public accounting firm since 1979. Representatives of E&Y and PwC will be present at the Annual Meeting to make a statement, if they desire to do so, and to respond to appropriate questions. If the appointment of E&Y is not ratified by the stockholders, the Audit Committee may appoint another independent registered public accounting firm or may decide to retain E&Y nevertheless.

On February 14, 2006, we notified PwC of the decision of the Audit Committee of our Board of Directors to dismiss PwC as Bankshares’s independent registered public accounting firm, effective upon completion of PwC’s procedures regarding Bankshares’ financial statements as of and for the year ended December 31, 2005 and the Form 10-K in which such financial statements will be included. The reports of PwC on the financial statements of Bankshares as of and for the years ended December 31, 2005 and 2004 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the years ended December 31, 2005 and 2004, and through February 14, 2006, there were no (a) disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to PwC’s satisfaction, would have caused PwC to make reference thereto in its reports on Bankshares’ financial statements for such years, or (b) reportable events, as described under Item 304(a)(1)(v) of Regulation S-K. On February 14, 2006, Bankshares notified E&Y of the Audit Committee’s selection of E&Y as Bankshares’s new independent registered public accounting firm for the year ended December 31, 2006. During the years ended December 31, 2005 and 2004, and through February 14, 2006, Bankshares did not consult with E&Y regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2006.

MERCANTILE BANKSHARES CORPORATION ANNUAL CASH INCENTIVE PLAN

On March 8, 2006, the Compensation Committee of our Board of Directors approved, subject to stockholder approval, the Mercantile Bankshares Corporation Annual Cash Incentive Plan, referred to herein as the “2006 Incentive Plan,” to replace our current Annual Compensation Incentive Plan, which was approved by our stockholders in 2002, referred to herein as the “2002 Incentive Plan.” The 2006 Incentive Plan is attached hereto as Appendix B to this Proxy Statement and reference is made to that Appendix for a complete statement of its terms and provisions.

The purpose of the 2006 Incentive Plan is to provide senior management of Bankshares and its affiliates annual cash awards that recognize and reward the achievement of performance goals. The 2006 Incentive Plan will be effective as of January 1, 2006, but any payments under the 2006 Incentive Plan to individuals a portion of whose compensation would be subject to Section 162(m) of the Internal Revenue Code, and the related regulations (“Section 162(m) Participants”) shall be contingent on the 2006 Incentive Plan’s approval by our stockholders. The Compensation Committee of our Board of Directors will administer the 2006 Incentive Plan. Individuals eligible to be participants in the 2006 Incentive Plan are those key employees of Bankshares and its affiliates that the Compensation Committee, in its sole discretion, determines. The Compensation Committee shall establish the basis and terms of participation of participants who are not Section 162(m) Participants and shall designate:

(a)	The officers who will be deemed Section 162(m) Participants for that year;

(b)	The financial criteria that will apply to awards to Section 162(m) Participants for that year; and

(c)	The performance goals Bankshares must meet with respect to the financial criteria designated for Section 162(m) Participants to earn awards and a payout matrix or formula for those performance goals.

The financial criteria for use in determining awards for Section 162(m) Participants must consist of one or more of the following financial measures: operating income, net income, growth in operating income or net income, earnings per share, growth in earnings per share, cash flow measures, credit quality measures, efficiency measures, interest margin measures, expenses, return on equity, return on assets, stockholder returns, stock price, and achievement of balance sheet or income statement objectives. The financial criteria may be company-wide or on a departmental, divisional, or regional basis and may be measured in absolute terms, by references to internal performance targets, or as compared to another company or companies, and may be measured by the change in that performance target compared to a previous period.

The performance goals must be specific, objective performance goals, the outcome of which is substantially uncertain at the time they are established, against which actual performance is to be measured to determine the amount of awards to Section 162(m) Participants.

Generally, the Compensation Committee must designate participants in the 2006 Incentive Plan as being in Class I or Class II, with such designation made within 90 days of the commencement of each year for officers who are deemed Section 162(m) Participants. Class I Participants are eligible for an award of up to 100% of base salary for meeting targeted performance goals and up to 150% of base salary for exceeding targeted performance goals in a truly outstanding and unusual manner. Class II Participants are eligible for an award of up to 60% of base salary for meeting targeted performance goals and up to 100% of base salary for exceeding targeted performance goals in a truly outstanding and unusual manner. In each case, base salary shall be that which is in effect as of the date the respective performance goals and, if applicable, financial criteria, are determined by the Compensation Committee for the respective participant. The maximum award payable to a Section 162(m) Participant shall be $5,000,000. In the event of a change of control of Bankshares, as defined in the 2006 Incentive Plan, the performance goals for a year shall be deemed to have been met at a 100% level of base salary for Class I participants and a 60% level of base salary for Class II participants.

For 2006, fourteen executives have been designated as participants. Messrs. Kelly, Mason, Wilson, Reid and Floeckher will be Class I participants.

The specific amounts of benefits payable in the future to participants in the 2006 Incentive Plan are not fully determinable, but the following chart assumes all participants for 2006 received the maximum award possible for such participant, which in turn, assumes that each participant exceeded targeted performance goals in a truly outstanding and unusual manner. No assurance can be given that performance goals will be achieved or, if achieved, to what extent.

NEW PLAN BENEFITS

Annual Cash Incentive Plan

Name and Position	Dollar Value ($)	Number of Units
Mr. Kelly	1,425,000	0
Mr. Mason	1,125,000	0
Mr. Wilson	1,125,000	0
Mr. Reid	750,000	0
Mr. Floeckher	600,000	0
Executive Group	6,450,000	0
Non-Executive Director Group	0	0
Non-Executive Officer Employee Group	905,000	0

Our Board of Directors may at any time, with or without notice, terminate, suspend, or modify the 2006 Incentive Plan; provided that no such action may be taken that will materially adversely affect the awards for a year that began prior to such action without the consent of the participants for such year. The Board may not amend the 2006 Incentive Plan in violation of law or in contravention of Section 162(m) of the Internal Revenue Code. The Board may make any amendments to the Incentive Plan required to conform the 2006 Incentive Plan to the requirements of Section 162(m) of the Internal Revenue Code.

Section 162(m) of the Internal Revenue Code generally limits the deductibility, for federal income tax purposes, of compensation to $1,000,000 for a taxable year for the chief executive officer and for other executive officers named in the Summary Compensation Table of this proxy statement. The 2006 Incentive Plan is designed to comply with an exception to those provisions of Section 162(m) for qualified performance-based compensation. Stockholder approval of the 2006 Incentive Plan is necessary for these purposes. If the 2006 Incentive Plan is not approved by our stockholders, Bankshares will continue to make award under the 2002 Incentive Plan.

FOR THE ABOVE REASONS, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE 2006 INCENTIVE PLAN.

AMENDMENT OF CHARTER TO INCREASE AUTHORIZED SHARES OF STOCK

We currently have 130,000,000 shares of common stock authorized for issuance. As of March [1], 2006, the number of outstanding shares of common stock of Bankshares was [123,286,493]. Our Board of Directors deems it advisable and recommends amending Article Fifth of our charter to increase the authorized number of shares of common stock from 130,000,000 to 200,000,000.

The authorized shares of common stock in excess of those presently outstanding will be available for issuance at such times and for such purposes as our Board of Directors may deem advisable without further action by our stockholders, except as may be required by applicable laws or regulations, including stock exchange rules. Our Board of Directors believes that it is in the best interest of Bankshares to have additional shares of common stock authorized which would be available for issuance for stock dividends, stock splits, retirement of indebtedness, employee benefit programs, corporate business combinations, acquisitions of property or other corporate purposes. Because the holders of our common stock do not have preemptive rights, the issuance of common stock (other than on a pro rata basis to all current stockholders) would reduce the current stockholders’ proportionate interests. However, in any such event, stockholders wishing to maintain their interests may be able to do so through normal market purchases. The Board of Directors directed that the amendment be submitted for consideration by the stockholders at the Annual Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO AMEND BANKSHARES’ CHARTER TO INCREASE THE AUTHORIZED SHARES OF OUR COMMON STOCK FROM 130,000,000 TO 200,000,000.

OTHER INFORMATION

Stockholder Proposals for the 2007 Annual Meeting

Our Bylaws provide that in order for a stockholder to nominate a candidate for election as a director at an annual meeting of stockholders or propose business for consideration at such meeting, notice must be given to the Secretary of Bankshares no more than 120 days nor less than 90 days prior to the first anniversary of the mailing date of the notice of the preceding year’s annual meeting. As a result, any notice given by or on behalf of a stockholder pursuant to the provisions of our Bylaws for nominations or business to be considered at our 2007 annual meeting must be delivered to John L. Unger, Secretary, Mercantile Bankshares Corporation, Two Hopkins Plaza, Baltimore, Maryland 21201 between December [1], 2006 and December [31], 2006, in order to be considered timely. Any such notice must also contain the information required by our Bylaws. A copy of the Bylaws may be obtained from Mr. Unger.

In addition, if you wish to have your proposal considered for inclusion in our 2006 Proxy Statement, we must receive it on or before December [1], 2006.

Article XII of the Bylaws provides that the Bylaws may be added to, altered, amended, repealed or suspended by a majority vote of the entire Board of Directors at any regular meeting of the Board or at any special meeting called for that purpose. Article XII further provides that any action of the Board of Directors in adding to, altering, amending, repealing or suspending the Bylaws must be reported to the stockholders and may be changed or rescinded at the next annual meeting of stockholders by a majority vote of all the stock then outstanding and entitled to vote. In the event that the Board of Directors determines during the year to amend the Bylaws and you intend to propose, in accordance with the foregoing, a change or rescission of such amendment, your notice to us of such proposal must comply with the foregoing advance notice provisions. If the amendment is not publicly announced by Bankshares at least 100 days prior to the first anniversary of the mailing date of the notice of the preceding year’s annual meeting, your notice to us must be delivered by the tenth day following the date the public announcement is first made.

Expenses of Solicitation

The solicitation of proxies for the Annual Meeting is being made by mail, but may also be made by telephone or in person by our officers and employees (without additional compensation). In addition, we have hired The Altman Group for $[            ] plus associated costs and expenses to assist in the solicitation. We will reimburse brokerage firms, nominees, custodians and fiduciaries for their out-of-pocket expenses for forwarding proxy materials to beneficial owners and seeking instruction with respect thereto. [Altman to provide fees]

Stockholder Communication with Board of Directors

Our Board of Directors has established a process for stockholders to send communications to it. A stockholder who has an interest in communicating with non-management members of the Board of Directors may do so by directing the communication to the Chairman of the Nominating and Corporate Governance Committee, Mercantile Bankshares Corporation, Two Hopkins Plaza, Baltimore, Maryland 21201. Confidential messages for the Chair of the Nominating and Corporate Governance Committee may be delivered through the Compliance Hotline at 1-866-850-1519.

Appendix A

MERCANTILE BANKSHARES CORPORATION

AUDIT COMMITTEE CHARTER

ORGANIZATION AND COMPOSITION

This charter governs the activities of the Audit Committee of the Board of Directors of Mercantile Bankshares Corporation. The Committee shall review and reassess the charter, as well as complete a self-evaluation, at least annually and submit it for approval by the Board of Directors. The Committee shall be appointed by the Board of Directors and shall consist of at least three directors. Committee members may be replaced by Board. Each member of the Committee shall meet the independence and general experience requirements of the Nasdaq Stock Market, Inc. (“Nasdaq”), Section 10A(m)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations of the Securities and Exchange Commission (the “Commission”).

PURPOSE

The Audit Committee is appointed by the Board to assist the Board in monitoring (1) the integrity of the financial statements of Mercantile Bankshares Corporation and its subsidiaries (the “Corporation”), (2) the independent auditor’s qualifications and independence, (3) the performance of the Corporation’s internal audit function and independent auditors, (4) the compliance by the Corporation with legal and regulatory requirements, and (5) the systems of internal accounting and financial controls.

MEETINGS

The Committee shall meet as often as it determines, but not less frequently than quarterly. The Committee shall meet periodically with management, the internal auditors and the independent auditor in separate executive sessions. The Committee may request any officer or employee of the Corporation or the Corporation’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or advisors to, the Committee.

AUTHORITY AND RESPONSIBILITIES

The Audit Committee shall have the sole authority to appoint or replace the independent auditor. The Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor employed by the Corporation (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Audit Committee.

The Committee shall approve in advance all auditing services and permissible non-audit services (including the fees and terms thereof) to be performed for the Corporation by its independent auditor, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Committee prior to the completion of the audit.

The Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Corporation shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Committee.

The Committee shall prepare the report required by the rules of the Commission to be included in the Corporation’s annual proxy statement.

The following shall be the principal recurring processes of the Audit Committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the Committee may supplement them as appropriate.

Financial Statement and Disclosure Matters

1.	Discuss with management the Corporation’s earnings press releases (prior to the release thereof), including the use of “pro-forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussions may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

2.	Review and discuss with management and the independent auditor the annual audited financial statements, including disclosures made in management’s discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Corporation’s Form 10-K.

3.	Review and discuss with management and the independent auditor the Corporation’s quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditor’s reviews of the quarterly financial statements.

4.	Discuss with management and the independent auditor significant financial reporting issues and judgements made in connection with the preparation of the Corporation’s financial statements, including any significant changes in the Corporation’s selection or application of accounting principles, any major issues as to the adequacy of the Corporation’s internal controls, and any special steps adopted in light of material control deficiencies, as identified by the independent auditor.

5.	Review and discuss quarterly reports from the independent auditors on:

(a)	All critical accounting policies and practices to be used.

(b)	All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor.

(c)	Other material written communication between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

6.	Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Corporation’s financial statements.

7.	Discuss with management and the Internal Auditor the Corporation’s major financial and operational risk exposures and the steps management has taken to monitor and control such exposures, including the Corporation’s risk assessment and risk management policies.

8.	Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

9.	Review disclosures made to the Audit Committee by the Corporation’s CEO and CFO during their certification process for the Form 10-K and Form 10-Q regarding any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Corporation’s internal controls.

Oversight of the Corporation’s Relationship with the Independent Auditor

10.	Review and evaluate annually the lead partner and the auditor team assigned to the Corporation by the independent auditor.

11.	Obtain and review a report from the independent auditor at least annually regarding (a) the independent auditor’s internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditor and the Corporation. Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor’s quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor’s independence, and taking into account the opinions of management and internal auditors. The Committee shall present its conclusions with respect to the independent auditor to the Board.

12.	Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing and the audit as required by law. Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.

13.	Recommend to the Board policies for the Corporation’s hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Corporation.

14.	Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

Oversight of the Corporation’s Internal Audit Function

15.	The senior internal audit executive reports directly to the Audit Committee. In addition, the senior internal audit executive reports administratively to the Corporation’s Chief Risk Officer.

16.	Review the significant reports to management prepared by the internal auditing department and management’s responses.

17.	Discuss with the independent auditor and management the internal audit department responsibilities, budget and staffing, and any recommended changes in the planned scope of the internal audit.

Compliance Oversight Responsibilities

18.	Obtain on an annual basis from the independent auditor assurance that Section 10A(b) of the Exchange Act has not been implicated.

19.	Obtain on an annual basis reports from management, the Corporation’s senior internal auditing executive and the independent auditor that the Corporation and entities are in conformity with applicable legal requirements and the Corporation’s Code of Business Conduct and Ethics. Review reports and disclosures of insider and affiliated party transactions. Advise the Board with respect to the Corporation’s policies and procedures regarding compliance with applicable laws and regulations and with the Corporation’s Code of Business Conduct and Ethics.

20.	Establish procedures for the receipt, retention and treatment of complaints received by the Audit Committee and/or the Corporation regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

21.	Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Corporation’s financial statements, accounting policies, or risk management policies.

22.	Discuss with the Corporation’s General Counsel legal matters that may have a material or significant impact on the financial statements or the Corporation’s compliance policies.

23.	Provide periodic oversight of other risk factors, such as market risk, etc. to assist the Board in ensuring the Corporation has an adequate process to address specific risks.

LIMITATION OF AUDIT COMMITTEE’S ROLE

While the Audit Committee has the responsibilities and powers set forth in this charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Corporation’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. Management is responsible for preparing the Corporation’s financial statements and disclosures and the independent auditors are responsible for auditing and certifying such financial statements.

*********

Revised February 2006

Appendix B

MERCANTILE BANKSHARES CORPORATION

ANNUAL CASH INCENTIVE PLAN

1. Purpose.    The purpose of the Mercantile Bankshares Corporation (the “Corporation”) Annual Cash Incentive Plan (the “Incentive Plan” or “Plan”) is to provide senior management of the Corporation and its Affiliates annual cash awards that recognize and reward the achievement of performance goals. “Affiliates” are those corporations or other forms of business entities, more than 50% of the voting interest of which is owned or controlled, directly or indirectly, from time to time, by the Corporation.

2. Effective Date of Plan.    The Incentive Plan shall be effective as of January 1, 2006, but any payments under the Incentive Plan to individuals a portion of whose compensation would be subject to Section 162(m) of the Internal Revenue Code of 1986, as amended, (the “Code”) and the related regulations (“Section 162(m) Participants”) shall be contingent on the Incentive Plan’s approval by the Corporation’s shareholders.

3. Plan Administrator.    The Corporation’s Compensation Committee shall administer the Incentive Plan. The Compensation Committee consists of members appointed by the Board of Directors of the Corporation (the “Board”) from time to time. Each member of the Compensation Committee shall be an “outside director” within the meaning of Section 162(m). The Compensation Committee shall have full power and authority, subject to the provisions of the Plan and applicable law, to (a) establish, amend, suspend, or waive rules and regulations and appoint agents it deems necessary or advisable for the Plan’s proper administration, (b) construe, interpret, and administer the Plan and any instrument or agreement relating to the Plan, and (c) take all other determinations and take all other actions necessary or advisable for the Plan’s administration. Unless the Incentive Plan expressly provides otherwise, each determination the Compensation Committee makes and each action it takes pursuant to the Plan or any instrument or agreement relating to the Plan shall be within the Compensation Committee’s sole discretion and shall be final, binding, and conclusive for all purposes on all persons, including participants in the Plan, their legal representatives, and beneficiaries and employees of the Corporation and its Affiliates. The Committee may, at the expense of the Corporation, retain counsel to advise it. No member of the Board or the Compensation Committee shall be liable for any action or determination made in good faith, or upon the advice of counsel, with respect to the Plan or any award made under the Plan.

4. Participants.    Individuals eligible to be participants in the Plan, and to receive awards under the Plan, shall be those key executive employees of the Corporation and its Affiliates as the Compensation Committee, in its sole discretion, shall select.

5. Awards.

5.1 Non-Section 162(m) Participants.    For each calendar year (a “Plan Year”), at such times as the Compensation Committee determines, it shall establish the basis and terms of participation of participants who are not Section 162(m) Participants. In doing so, the Compensation Committee may establish one or more quantitative or qualitative performance or other goals or criteria as the basis for awarding such participants bonuses under the Incentive Plan.

5.2 Section 162(m) Participants.    For Section 162(m) Participants, within 90 days after the commencement of each Plan Year, the Compensation Committee shall designate:

(a) The officers who will be deemed Section 162(m) Participants for that Plan Year;

(b) The Financial Criteria that will apply to awards to Section 162(m) Participants for the Plan Year; and

(c) The Performance Goals the Corporation must meet with respect to the Financial Criteria designated for Section 162(m) Participants to earn awards for the Plan Year and a payout matrix or formula for those Performance Goals.

After the 90th day of a Plan Year, the Compensation Committee may designate newly-hired officers as participants in the Plan for that Plan Year. The Performance Goals for those additional Section 162(m) Participants will be established before 25% of the days remaining in that partial Plan Year have expired.

5.3 Sale of the Corporation.    The targeted Performance Goals for a Plan Year shall be deemed to have been met at a 100% level of base salary for Class I participants and a 60% level of base salary for Class II participants, and the Plan Year ended upon a Sale of the Corporation. For purposes of the Plan, “Sale of the Corporation” means:

(a) The acquisition by any person, entity or “group”, within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, (excluding for this purpose, the Corporation or its Affiliates, and excluding any acquisition of securities by any employee benefit plan of Corporation or its Affiliates) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more of either the then outstanding shares of common stock or Corporation or the combined voting power of the Corporation’s then outstanding voting securities entitled to vote generally in the election of directors (such common stock or then outstanding voting securities being referred to herein as “Voting Securities”), calculated on the date of the transaction causing the foregoing fifty percent (50%) test to be met, without regard to any limitation upon the voting rights of any acquiring person under Maryland statutes and without regard to the potential exercisability of rights, not exercised on such date, pursuant to any Stockholder Protection Rights Agreement of the Corporation then in effect; or

(b) Consummation of (A) a reorganization, merger, consolidation or statutory share exchange, in each case, with respect to which persons who are the holders of the outstanding Voting Securities of the Corporation immediately prior to such reorganization, merger, consolidation or statutory share exchange do not, immediately thereafter, own more than fifty percent (50%) of the combined voting power entitled to vote generally in the election of directors of the entity resulting from such reorganization, merger, consolidation or statutory share exchange, or (B) a liquidation or dissolution of the Corporation or the sale of all or substantially all of the assets of the Corporation to an entity other than an Affiliate.

5.4 Group Classifications.    The Committee shall designate participants in the Plan as being in Class I or Class II, with such designation made within 90 days of the commencement of each Plan Year for officers who are deemed Section 162(m) Participants for that Plan Year or, if applicable, in the case of a newly hired Section 162(m) Participant, before 25% of the days remaining in that partial Plan Year including the hire date have expired.

Class I Participants shall be eligible for an award under the Plan for a Plan Year of up to 100% of base salary for meeting targeted Performance Goals and up to 150% of base salary for exceeding targeted Performance Goals in a truly outstanding and unusual manner, all as determined by the Committee and set forth in the matrix and formula for the Performance Goals which, in the case of Section 162(m) Participants, are with respect to the Financial Criteria for the Plan Year. Class II Participants shall be eligible for an award under the Plan for a Plan Year of up to 60% of base salary for meeting targeted Performance Goals and up to 100% of base salary for exceeding targeted Performance Goals in a truly outstanding and unusual manner, all as determined by the Committee and set forth in the matrix and formula for the Performance Goals which, in the case of Section 162(m) Participants, are with respect to the Financial Criteria for the Plan Year. In each case base salary shall be that which is in effect as of the date the respective Performance Goals and, if applicable, Financial Criteria, are determined by the Compensation Committee for the respective participant for the respective Plan Year.

5.5 The maximum award payable for a Plan Year under the Plan to a Section 162(m) Participant shall be Five Million Dollars ($5,000,000).

6. Financial Criteria.    For each Plan Year, the Compensation Committee shall designate one or more financial criteria (the “Financial Criteria”) set forth in this Section 6 for use in determining awards for Section 162(m) Participants for that Plan Year. Financial Criteria shall consist of one or more of the following financial measures: operating income, net income, growth in operating income or net income, earnings per share, growth in earnings per share, cash flow measures, credit quality measures, efficiency measures, interest margin measures, expenses, return on equity, return on assets, stockholder returns, stock price, and achievement of balance sheet or income statement objectives. Any of the Financial Criteria may be Corporation-wide or on a departmental, divisional, or regional basis. In addition, any of the Financial Criteria may be measured in absolute terms, by references to internal performance targets, or as compared to another company or companies, and may be measured by the change in that performance target compared to a previous period. The Compensation Committee retains the discretion to determine whether an award will be paid under any one or more of the Financial Criteria.

7. Performance Goals.    Within 90 days of the beginning of each Plan Year, the Compensation Committee shall establish specific, objective performance goals (the “Performance Goals”), the outcome of which is substantially uncertain at the time they are established, for the Financial Criteria the Compensation Committee designates for that Plan Year against which actual performance is to be measured to determine the amount of Awards to Section 162(m) Participants. Performance Goals the Compensation Committee establishes may be described by means of a matrix or formula providing for goals resulting in the payment of awards under the Plan. As to participants not subject to Code Section 162(m) for the Plan Year, the Performance Goals shall be established at such time during the Plan Year as determined by the Compensation Committee and may be based on the Financial Criteria or such other qualitative or quantitative criteria as the Compensation Committee determines appropriate in its sole discretion.

8. Determination and Payment of Awards.    As soon as practicable after the end of a Plan Year, the Compensation Committee will determine the amount of the award each participant has earned. For Section 162(m) Participants, that determination will be made based on application of the Performance Goals to the Financial Criteria in Section 6 designated by the Compensation Committee for the Plan Year. However, the Compensation Committee may, in its sole and absolute discretion, reduce the amount that would otherwise be payable for a Plan Year under the Incentive Plan, except for a Plan Year that ends on the Sale of the Corporation. Payments will be made in cash promptly after the Compensation Committee determines the amount of the awards and no later than March 15th following the end of the Plan Year for which paid, unless deferred under another plan of the Corporation which complies with Code Section 409A. The Compensation Committee’s determination with respect to Section 162(m) Participants must include its certification in writing that the Performance Goals with respect to the Financial Criteria and any other terms of the award were satisfied. Minutes of the Compensation Committee’s meeting or any action by written consent shall satisfy the written certification requirement.

A Participant for any Plan Year shall be eligible to receive an award under the Plan for that year. However, the Committee may, in its sole discretion, deny any such award or authorize payment of part thereof to any Participant for any Plan Year who is not a full time employee on the last day of a Plan Year or whose employment terminates for any reason during that Plan Year, or who is granted a leave of absence during that Plan Year.

9. Taxes.    The Corporation and any Affiliate shall be entitled to withhold the amount of any withholding or other tax required by law to be withheld from the payment of an award.

10. Termination, Suspension, or Modification of the Plan.    The Board may at any time, with or without notice, terminate, suspend, or modify the Incentive Plan in whole or in part; provided that no such action may be taken that will materially adversely affect the awards for a Plan Year that began prior to such action without the consent of the participants for such Plan Year. The Board shall not amend the Incentive Plan in violation of law or in contravention of Code Section 162(m). The Board may make any amendments to the Incentive Plan required to conform the Incentive Plan to the requirements of Code Section 162(m).

11. Miscellaneous.

11.1 Nontransferable.    No award under the Incentive Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary, including any liability which is for alimony or other payment for the support of a spouse or former spouse, or for any other relative of a participant, prior to actually being received by the participant or his or her designated beneficiary. Any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge, or otherwise dispose of any right to an award hereunder shall be void.

11.2 Continued Employment.    Neither the adoption of the Incentive Plan, the determination of eligibility to participate in the Incentive Plan, nor the granting of an award under the Incentive Plan shall confer upon any participant any right to continue in the employ of the Corporation or any of its Affiliates or interfere in any way with the right of the Corporation or its Affiliates to terminate that employment at any time.

11.3 Governing Law.    The Incentive Plan and all determinations under it shall be governed by and construed in accordance with Maryland law.

11.4 Other Plans.    Nothing in the Incentive Plan shall be construed as limiting the authority of the Compensation Committee, the Board, the Corporation, or any Affiliate to establish any other compensation plan or as in any way limiting its or their authority to pay bonuses or supplemental compensation to any persons employed by the Corporation or an Affiliate, whether that person is a participant and regardless of how the amount of that compensation or bonus is determined.

11.5 Section 162(m).    It is the Corporation’s intention that all payments made under the Incentive Plan to Code Section 162(m) Participants shall constitute, to the greatest extent permitted by applicable law, “qualified performance-based compensation” as that term is defined for purposes of Code Section 162(m). Accordingly, unless the Board determines otherwise, if any provision of the Incentive Plan is found not to be in compliance with Code Section 162(m), that provision shall be deemed amended so that the provision does comply to the extent permitted by law. In every event, the Incentive Plan shall be construed in favor of those payments meeting the “qualified performance-based compensation” exception contained in Code Section 162(m). Notwithstanding anything to the contrary contained herein, the Compensation Committee retains discretion to grant awards hereunder that do not comply with Code Section 162(m).

11.6 Section 409A.    It is the Corporation’s intention that in the event Code Section 409A becomes applicable to the Incentive Plan, the Incentive Plan shall be interpreted and administered in such manner as to comply with such provision. In such event, the Board may make, retroactively if necessary, any amendments to the Incentive Plan required to conform the Incentive Plan to the requirements of Code Section 409A.

ANNUAL MEETING OF STOCKHOLDERS OF

MERCANTILE BANKSHARES CORPORATION

May 9, 2006

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.
- OR -	COMPANY NUMBER
TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.
ACCOUNT NUMBER
- OR -
INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

ê Please detach along perforated line and mail in the envelope provided IF you are not authorizing your proxy by telephone or the Internet. ê

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL NOMINEES AND “FOR” PROPOSALS 2, 3 and 4.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☐

			FOR	AGAINST	ABSTAIN
1. Election of Directors ☐ FOR ALL NOMINEES	NOMINEES: ☐ R. Carl Benna ☐ George L. Bunting, Jr. ☐ Darrell D. Friedman ☐ Robert A. Kinsley ☐ Alexander T. Mason ☐ Christian H. Poindexter ☐ James L. Shea	2. Ratification of appointment of Ernst & Young LLP as the independent registered public accounting firm for Bankshares.	☐	☐	☐
☐ WITHHOLD AUTHORITY FOR ALL NOMINEES		3. Approval of the Mercantile Bankshares Corporation Annual Cash Incentive Plan.	☐	☐	☐
☐ FOR ALL EXCEPT (See instructions below)		4. Approval of an amendment to the charter of Bankshares to increase the authorized shares of common stock from 130,000,000 to 200,000,000	☐	☐	☐
INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ☐		5. In their discretion, to vote and otherwise represent the undersigned on such other matters as may properly come before the Annual Meeting.

Receipt of notice of the Annual Meeting and Proxy Statement is hereby acknowledged, and the terms of the notice and statement are hereby incorporated by reference into this Proxy. The undersigned hereby revokes all proxies heretofore given for said Annual Meeting and any adjournment or postponement thereof.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

MERCANTILE BANKSHARES CORPORATION

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Mercantile Bankshares Corporation, a Maryland corporation (“Bankshares”), hereby appoints Edward J. Kelly, III and John L. Unger, and each of them, as proxies of the undersigned with full power of substitution in each, to act and vote at the Annual Meeting of Stockholders of Bankshares to be held at Ten Hopkins Plaza, Baltimore, Maryland 21201 on Tuesday, May 9, 2006, at 10:30 a.m., local time, and at any adjournment or postponement thereof.

The shares represented by this Proxy will be voted as directed or, if directions are not indicated, will be voted for each of the nominees for Directors and for each of the other proposals described in the Proxy Statement. The shares represented by this Proxy will be voted in the discretion of the Proxy holders on any other matter that properly comes before the Annual Meeting. If a Director or nominee is unable to serve, the Proxies may vote for a substitute nominee.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

MERCANTILE BANKSHARES CORPORATION

May 9, 2006

Please date, sign and mail

your proxy card in the envelope provided as soon

as possible.

ê Please detach along perforated line and mail in the envelope provided. ê

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL NOMINEES AND “FOR” PROPOSALS 2, 3 and 4.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☐

			FOR	AGAINST	ABSTAIN
1. Election of Directors ☐ FOR ALL NOMINEES	NOMINEES: ☐ R. Carl Benna ☐ George L. Bunting, Jr. ☐ Darrell D. Friedman ☐ Robert A. Kinsley ☐ Alexander T. Mason ☐ Christian H. Poindexter ☐ James L. Shea	2. Ratification of appointment of Ernst & Young LLP as the independent registered public accounting firm for Bankshares.	☐	☐	☐
☐ WITHHOLD AUTHORITY FOR ALL NOMINEES		3. Approval of the Mercantile Bankshares Corporation Annual Cash Incentive Plan.	☐	☐	☐
☐ FOR ALL EXCEPT (See instructions below)		4. Approval of an amendment to the charter of Bankshares to increase the authorized shares of common stock from 130,000,000 to 200,000,000.	☐	☐	☐
INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ☐		5. In their discretion, to vote and otherwise represent the undersigned on such other matters as may properly come before the Annual Meeting.

Receipt of notice of the Annual Meeting and Proxy Statement is hereby acknowledged, and the terms of the notice and statement are hereby incorporated by reference into this Proxy. The undersigned hereby revokes all proxies heretofore given for said Annual Meeting and any adjournment or postponement thereof.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.